UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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THERMO FISHER SCIENTIFIC INC.

(Name of Registrant as Specified In Its Charter)

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 81 Wyman Street
 Waltham, MA 02451

April 7, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Thermo Fisher Scientific Inc., which will be held on Wednesday, May 20, 2009, at 2:00 p.m. (Eastern time) at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York.

The notice of meeting, proxy statement and proxy card enclosed with this letter describe the specific business to be acted upon at the meeting. The Company’s 2008 Annual Report to Stockholders is also enclosed with this letter.

It is important that your shares of the Company’s common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company’s common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the enclosed proxy card. Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

We are pleased this year to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. Stockholders receiving e-proxy materials have been sent a notice containing instructions on how to access the proxy statement and annual report over the Internet and how to vote.

Thank you for your continued support of the Company.

Yours very truly,

MARIJN E. DEKKERS
President and Chief Executive Officer

 81 Wyman Street
 Waltham, MA 02451

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 20, 2009.
The Proxy Statement and 2008 Annual Report are available at http://materials.proxyvote.com/883556.

April 7, 2009

To the Holders of the Common Stock of
THERMO FISHER SCIENTIFIC INC.

Notice is hereby given that the 2009 Annual Meeting of Stockholders of Thermo Fisher Scientific (“Thermo Fisher” or the “Company”) will be held on Wednesday, May 20, 2009, at 2:00 p.m. (Eastern time) at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York. The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of four directors, constituting the class of directors to be elected for a three-year term expiring in 2012.

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2009.

3.	Such other business as may properly be brought before the meeting and any adjournment thereof.

Stockholders of record at the close of business on March 27, 2009, are the only stockholders entitled to notice of and to vote at the 2009 Annual Meeting of Stockholders.

This notice, the proxy statement and the proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.

By Order of the Board of Directors,

SETH H. HOOGASIAN
Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States.

Directions to the Annual Meeting are available by calling Investor Relations at (781) 622-1111.

 81 Wyman Street
 Waltham, MA 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 20, 2009

This proxy statement is furnished in connection with the solicitation of proxies by Thermo Fisher Scientific Inc. (“Thermo Fisher” or the “Company”) on behalf of the Board of Directors of the Company (the “Board”) for use at the 2009 Annual Meeting of Stockholders to be held on Wednesday, May 20, 2009, at 2:00 p.m. (Eastern time) at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York, and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02451. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 9, 2009.

Purpose of Annual Meeting

At the 2009 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of four directors constituting the class of directors to be elected for a three-year term expiring in 2012, and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2009.

Voting Securities and Record Date

Only stockholders of record at the close of business on March 27, 2009, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. At the close of business on March 27, 2009, the outstanding voting securities of the Company consisted of 418,312,802 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”). Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.

Quorum

The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, which you may do until 11:59 p.m. Eastern time on Tuesday, May 19, 2009, you should follow the instructions provided on the proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

A stockholder of record who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the meeting by entering new votes by telephone or over the Internet by 11:59 p.m. Eastern time on May 19, 2009, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

Participants in the Thermo Fisher Scientific 401(k) Retirement Plan and the Fisher Hamilton L.L.C. Retirement Savings Plan

If you hold your shares through the Thermo Fisher Scientific 401(k) Retirement Plan or the Fisher Hamilton L.L.C. Retirement Savings Plan (each, a “401(k) Plan”), your proxy represents the number of shares in your 401(k) Plan account as of the record date. For those shares in your 401(k) Plan account, your proxy will serve as voting instructions for the trustee of the 401(k) Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company’s tabulation agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Friday, May 15, 2009, or by telephone or over the Internet by 11:59 p.m. Eastern time on Sunday, May 17, 2009, in accordance with the instructions provided on the proxy card.

You may revoke your instructions by executing and returning a later dated proxy card to the Company’s tabulation agent for its receipt by 11:59 p.m. Eastern time on May 15, 2009, or by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 17, 2009.

Beneficial Stockholders

If you hold your shares through a broker, bank or other representative (“broker or representative”), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

Shares represented by proxy will be voted in accordance with your specific choices. If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for director and FOR the ratification of the selection of independent auditors for 2009. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

If you sign and return your proxy card marked “abstain” on either proposal or choose the same option when voting by telephone or over the Internet, your shares will not be voted affirmatively or negatively on that proposal and will not be counted as votes cast with regard to that proposal.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority.

If you hold your shares through the 401(k) Plan, the trustee will vote the shares in your 401(k) Plan account in accordance with your instructions (if timely received) or, in the absence of such instructions, the Company will vote your shares FOR the nominees for director and FOR the ratification of the selection of independent auditors for 2009.

Vote Required for Approval

Under the Company’s bylaws, a nominee for director will be required to obtain a majority of the votes cast in person or by proxy at the annual meeting in order to be elected, such that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not have an effect on the determination of whether a nominee for director has been elected.

Under the Company’s bylaws, approval of the proposal to ratify the selection of independent auditors for 2009 will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

- PROPOSAL 1 -

ELECTION OF DIRECTORS

The number of directors constituting the full Board of Directors of the Company (the “Board”) is fixed at ten. The Board is divided into three classes, two of which consist of three directors and one of which consists of four directors. Each class is elected for a three-year term at successive Annual Meetings of Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

The terms for Judy C. Lewent, Peter J. Manning, Jim P. Manzi and Elaine S. Ullian expire at the meeting. The Nominating and Corporate Governance Committee of the Board has recommended to the Board, and the Board has nominated, Messrs. Manning and Manzi and Mses. Lewent and Ullian for a new three-year term expiring at the 2012 Annual Meeting of Stockholders.

Nominees and Incumbent Directors

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they hold directorships. Information regarding their beneficial ownership of Common Stock is reported under the heading “SECURITY OWNERSHIP.”

Nominees for Director Whose Term of Office Will Expire in 2012

Judy C. Lewent

 Ms. Lewent, age 60, has been a director of the Company since May 2008. She was Chief Financial Officer of Merck & Co., Inc., from 1990 until her retirement in 2007. She was also Executive Vice President of Merck from February 2001 through her retirement and had additional responsibilities as President, Human Health Asia from January 2003 until July 2005, when she assumed strategic planning responsibilities for Merck. Ms. Lewent is also a director of Dell, Inc. and Motorola, Inc.

Peter J. Manning

 Mr. Manning, age 70, has been a director of the Company since May 2003. He served as Vice Chairman, Strategic Business Development of FleetBoston Financial Corporation from October 1999 to February 2003 when he retired. From January 1993 to October 1999, Mr. Manning served as Executive Director, Mergers & Acquisitions of BankBoston Corporation, prior to its acquisition by FleetBoston Financial. From 1990 to 1993, he served as Executive Vice President and Chief Financial Officer of BankBoston Corporation. Mr. Manning also serves as a director of Safety Insurance Group Inc. and chairman of its Audit Committee.

Jim P. Manzi

 Mr. Manzi, age 57, has been a director of the Company since May 2000 and Chairman of the Board since May 2007. He was also Chairman of the Board from January 2004 to November 2006. He has been the Chairman of Stonegate Capital, a firm he formed to manage private equity investment activities in technology startup ventures, primarily related to the Internet, since 1995. From 1984 until 1995, he served as the Chairman, President and Chief Executive Officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995.

Elaine S. Ullian

 Ms. Ullian, age 61, has been a director of the Company since July 2001. She has been the President and Chief Executive Officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, since July 1996. Ms. Ullian is also a director of Vertex Pharmaceuticals, Inc. and Hologic Inc.

Incumbent Directors Whose Term of Office Will Expire in 2011

Scott M. Sperling

 Mr. Sperling, age 51, has been a director of the Company since November 2006. Prior to the merger of Thermo Electron Corporation and Fisher Scientific International Inc., he was a director of Fisher Scientific from January 1998 to November 2006. He has been employed by Thomas H. Lee Partners, L.P., a leveraged buyout firm, and its predecessor, Thomas H. Lee Company, since 1994. Mr. Sperling currently serves as Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling is also a director of Warner Music Group Corp. and CC Media Holdings, Inc.

William G. Parrett

 Mr. Parrett, age 63, has been a director of the Company since June 2008. Until May 2007, he served as Chief Executive Officer of Deloitte Touche Tohmatsu. Mr. Parrett joined Deloitte in 1967, and served in a series of roles of increasing responsibility. Mr. Parrett serves as a director of the Blackstone Group LP and chairman of its Audit Committee. He is also a director of Eastman Kodak Company and UBS AG.

Michael E. Porter

 Dr. Porter, age 61, has been a director of the Company since July 2001. He has been the Bishop William Lawrence University Professor at Harvard University since December 2000 and was C. Roland Christensen Professor of Business Administration from 1990 to 2000. Dr. Porter is a leading authority on competitive strategy and international competitiveness. Dr. Porter is also a director of Parametric Technology Corporation.

Incumbent Directors Whose Term of Office Will Expire in 2010

Marijn E. Dekkers

 Mr. Dekkers, age 51, has been a director since July 2000 and the Company’s President and Chief Executive Officer since November 2002. He served as the Company’s President and Chief Operating Officer from July 2000 to November 2002. Prior to joining the Company, Mr. Dekkers held various positions of increasing responsibility at Honeywell International Inc. (formerly AlliedSignal Inc.) and General Electric Company. Mr. Dekkers is also a director of Biogen Idec Inc.

Michael A. Bell

 Mr. Bell, age 53, has been a director of the Company since July 2007 and has been Managing Director of Monitor Clipper Partners, a private equity firm, since January 1998. He also served as Senior Executive Vice President of John Hancock Financial Services from October 2001 to April 2004.

Stephen P. Kaufman

 Mr. Kaufman, age 67, has been a director of the Company since July 2007 and a Senior Lecturer of Business Administration at the Harvard Business School since January 2001. He is retired Chairman and Chief Executive Officer of Arrow Electronics, Inc., a distributor of semiconductors, peripherals and components. He became President and Chief Operating Officer of Arrow in 1985, Chief Executive Officer in 1986, and Chairman in 1994. He retired as Chief Executive Officer in June 2000 and reassumed that position in June 2002 on an interim basis until September 2002. Mr. Kaufman is also a director of Harris Corporation and KLA-Tencor Corporation.

The Board of Directors recommends a vote FOR the nominees for director. Proxies solicited by the Board of Directors will be voted FOR the nominees unless stockholders specify to the contrary on their proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board has adopted governance principles and guidelines of the Company (“Corporate Governance Guidelines”) to assist the Board in exercising its duties and to best serve the interests of the Company and its stockholders. In addition, the Company has adopted a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that encompasses the requirements of the rules and regulations of the Securities and Exchange Commission (“SEC”) for a “code of ethics” applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company’s officers, directors and employees. The Company intends to satisfy SEC and New York Stock Exchange (“NYSE”) disclosure requirements regarding certain amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company’s website. The Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its website at www.thermofisher.com and a copy of each such document may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

Director Nomination Process

The Nominating and Corporate Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider stockholder recommendations for director nominees that are sent to the Nominating and Corporate Governance Committee to the attention of the Company’s Secretary at the principal executive office of the Company. In addition, the bylaws of the Company set forth the process for stockholders to nominate directors for election at an annual meeting of stockholders.

The process for evaluating prospective nominees for director, including candidates recommended by stockholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company’s general criteria for director nominees set forth in the Company’s Corporate Governance Guidelines. These criteria include the prospective nominee’s integrity, business acumen, age, experience, commitment, and diligence. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. As such, the Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and, with respect to members of the Audit Committee, financial expertise.

After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Since 2008, the Nominating and Corporate Governance Committee has engaged Egon Zehnder International, a search firm, to facilitate the identification, screening and evaluation of qualified, independent candidates for director to serve on the Board.

Director Independence

The Company’s Corporate Governance Guidelines require a majority of our Board to be “independent” within the meaning of the NYSE listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

•     A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•     A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;

•     A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•     (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a director who is a current employee of a firm that is the Company’s internal or external auditor; (C) a director whose immediate family member is a current employee of a firm that is the Company’s internal or external auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•     A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company’s current executive officers at the same time serve or served on the other company’s compensation committee;

•     A director who is (or was within the last three years) an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and

•     A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

The Board has determined that each of Mses. Lewent and Ullian, Messrs. Bell, Manning, Manzi, Kaufman, Parrett and Sperling, and Dr. Porter is “independent” in accordance with the Company’s Corporate Governance Guidelines and Section 303A.02 of the listing standards of the NYSE. The Board had also determined that Bruce Koepfgen, who resigned from the Board on September 30, 2008, was independent in accordance with these tests. Each of Mses. Lewent and Ullian, Messrs. Manning, Manzi, Kaufman, Parrett and Sperling, and Dr. Porter has no relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than compensation for services as a director as disclosed in this proxy statement under “DIRECTOR COMPENSATION.” The independent directors (other than Mr. Bell) have also determined that Mr. Bell’s relationship with Monitor Clipper Partners, a private equity firm that manages two funds in which a Company pension plan is an investor, is not material to his independence as a director of the Company (see “Transactions with Related Persons” on page 44).

Board of Directors Meetings and Committees

The Board met eight times during 2008. During 2008, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member, except Mr. Sperling who attended 64% of the meetings of the Board and committees of which he was a member. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Company encourages, but does not require, the members of its Board to attend the annual meeting of stockholders. Last year, three of our directors attended the 2008 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. Certain responsibilities of our Audit Committee and its activities during fiscal 2008 are described with more specificity in the Report of the Audit Committee in this proxy statement under the heading “REPORT OF THE AUDIT COMMITTEE.” The charter of the Audit Committee is available on the Company’s website at www.thermofisher.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

The current members of our Audit Committee are Messrs. Parrett (Chairman) and Manning and Ms. Ullian. Mr. Manning served as Chairman until Mr. Parrett’s appointment as Chairman on February 26, 2009. The Board has determined that each of the members of the Audit Committee is “independent” within the meaning of SEC rules and regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, and that each are “financially literate” as is required by the listing standards of the NYSE. The Board has also determined that each of Messrs. Parrett and Manning qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations, and that they each have accounting and related financial management expertise as is required by the listing standards of the NYSE. The Audit Committee met 14 times during 2008.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving compensation matters with respect to the Company’s chief executive officer and its other officers, reviewing and recommending to the Board management succession plans, and administering equity-based plans. Certain responsibilities of our Compensation Committee and its activities during 2008 are described in this proxy statement under the heading “Compensation Discussion and Analysis.” The Compensation Committee also periodically reviews our director compensation, and makes recommendations on this topic to the Board of Directors as it deems appropriate, as described under the heading “DIRECTOR COMPENSATION.”

The charter of the Compensation Committee is available on the Company’s website at www.thermofisher.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

The current members of our Compensation Committee are Messrs. Kaufman (Chairman) and Sperling and Ms. Ullian. The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Compensation Committee met 10 times during 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying persons qualified to serve as members of the Board, recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommending to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.thermofisher.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

The current members of our Nominating and Corporate Governance Committee are Dr. Porter (Chairman) and Messrs. Bell and Sperling. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met seven times during 2008.

Executive Sessions

In accordance with the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, (a) non-management directors of the Board meet at regularly scheduled executive sessions without management and at such other times as may be requested by a non-management director; and (b) independent directors meet at least once a year in an executive session without management and at such other times as may be requested by an independent director. Through February 2009, Ms. Ullian served as presiding director at the meetings of the Company’s non-management and independent directors held in executive session without management. Effective February 26, 2009, Jim P. Manzi, as the Chairman of the Board, was chosen to preside at the meetings of the Company’s non-management and independent directors held in executive session without management.

Communications from Stockholders and Other Interested Parties

The Board has established a process for stockholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Chairman of the Board and the non-management and independent directors. Stockholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company’s Corporate Secretary, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees our executive compensation program for officers. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers. Our named executive officers are Marijn E. Dekkers, President and Chief Executive Officer, Marc N. Casper, Executive Vice President and Chief Operating Officer, Seth H. Hoogasian, Senior Vice President, General Counsel and Secretary, Alan J. Malus, Senior Vice President and Peter M. Wilver, Senior Vice President and Chief Financial Officer.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract and retain the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals;

•	motivate the Company’s officers in creating long-term value for the Company’s stockholders and achieving other business objectives of the Company; and

•	encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders.

To achieve these objectives, the Compensation Committee evaluates our compensation program for officers with the goal of setting compensation at levels the Committee believes are competitive with those of other peer companies that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall cash compensation to key strategic, financial and operational goals such as revenue growth, margin expansion, and new product introductions. We also provide a portion of our executive compensation in the form of stock options and restricted stock grants (both time-based and performance-based), which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of the Company as reflected in stock price.

The Compensation Committee uses market surveys and analyses prepared by outside consulting firms to stay informed of developments in the design of compensation packages generally and to benchmark our officer compensation program against those of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards. The Compensation Committee generally targets compensation for executives near (e.g., within 10%) the median of the pay levels derived from the compensation consultants’ studies. Variations to this general target may occur as dictated by individual circumstances.

Typically, during the first calendar quarter of each year, the chief executive officer makes a recommendation to the Compensation Committee with respect to annual salary increases and bonuses, and annual stock option and restricted stock awards, if any, for executive officers other than himself, which is then reviewed and approved by the Compensation Committee. The Compensation Committee reviews the individual performance evaluations for the named executive officers, and determines their compensation changes and awards after receiving input from the independent directors of the Board. As part of this process, the Compensation Committee also reviews, with respect to each named executive officer, the current value of prior equity grants, the balances in deferred compensation accounts, and the amount of compensation the executive officer would receive if he left the Company under a variety of circumstances.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Primary Purpose
Base Salary	Provide competitive, fixed compensation to attract and retain the best possible executive talent
Annual Cash Incentive Bonuses	Ensure executive compensation is aligned with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals
Stock Option and Restricted Stock Awards	Ensure executive compensation is aligned with our corporate strategies and business objectives; motivate the Company’s officers in creating long-term value for the Company’s stockholders and achieving other business objectives of the Company; encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders
Insurance, Retirement and Other Employee Benefits	Provide competitive benefits to attract and retain the best possible executive talent
Severance and Change in Control Benefits	Provide competitive benefits to attract and retain the best possible executive talent

We do not have any formal or informal policy or target for allocating compensation between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by compensation consultants, determines what it believes in its business judgment to be the appropriate level of each of the various compensation components.

In late 2007, the Committee directly engaged Pearl Meyer & Partners (“PM&P”), a compensation consulting firm, to assist the Committee in its review and evaluation of the compensation for the executive officers. PM&P provides no services to the Company other than to the Compensation Committee, and is therefore entirely independent of the management of the Company. In making decisions on 2008 salary changes, the setting of 2008 target annual cash incentive bonuses as a percentage of salary, and equity award decisions in March 2008, the Committee considered a market study prepared by PM&P, which included data from three peer groups (the core peer group, the broader industry peer group, and the small competitors peer group) of publicly-traded companies as well as industry survey data for other companies that were deemed relevant by PM&P. PM&P did not consult with management in developing its peer groups or in providing its analysis to the Compensation Committee. The core peer group represents companies most similar to Thermo Fisher in terms of size and industry. The companies included in the core peer group are:

Agilent Technologies Inc.	Baxter International Inc.
Becton, Dickinson and Company	Boston Scientific Corporation
Danaher Corporation	Quest Diagnostics Incorporated
Rockwell Automation, Inc.	Medtronic, Inc.
Stryker Corporation

The broader industry peer group represents companies that are of similar size as compared to Thermo Fisher and that compete in broader, but related, industries. The broader industry peer group consists of:

Abbott Laboratories	Avaya Inc.
Cooper Industries, Ltd.	Dover Corporation
Eaton Corporation	EMC Corporation
Emerson Electric Co.	Goodrich Corporation
Harris Corporation	Illinois Tool Works Inc.
ITT Corporation	Parker-Hannifin Corporation
Precision Castparts Corp.	Raytheon Company
Rockwell Collins, Inc.	Schering-Plough Corporation

The small competitors peer group represents companies that are similar to Thermo Fisher in product or service offerings, but have annual revenues less than one-third that of Thermo Fisher. The small competitors peer group consists of:

Applera Corporation — Applied Biosystems	Invitrogen Corporation (now part of Life
(now part of Life Technologies Corporation)	Technologies Corporation)
Beckman Coulter, Inc.	PerkinElmer, Inc.
Millipore Corporation	Tektronix, Inc. (now part of Danaher Corporation)
Roper Industries, Inc.	Waters Corporation
Varian, Inc.
C.R. Bard, Inc.

PM&P employed regression analysis techniques in order to examine the relationship between company revenue size and pay, and used that relationship to calculate predicted pay values for a company of Thermo Fisher’s size. For Messrs. Dekkers, Wilver and Hoogasian, PM&P used a blend of size-regressed peer group data and size-regressed industry survey data. For Messrs. Casper and Malus, PM&P used size-regressed peer group data only, because for these operational positions, PM&P deemed the peer group data more relevant than broader industry survey data that would represent a wider range of businesses.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Generally, we believe that executive base salaries should be near (e.g., within 10%) the median of the range of salaries for executives in similar positions at comparable companies. Base salaries are generally reviewed annually by our Compensation Committee in February and change effective April 1 of that year. In making base salary decisions, the Committee takes into account a variety of factors, including the level of the individual’s responsibility, the length of time the individual has been in that position, the ability to replace the individual and the current base salary of the individual. In early March 2008, the Compensation Committee increased the salaries of our executive officers for 2008 in accordance with our standard annual compensation review based on the results of the PM&P study conducted in late 2007. The 2008 base salaries for the named executive officers was set consistent with our philosophy of keeping salaries near the median derived from the PM&P study.

Base salaries were increased, effective April 1, 2008, as reflected in the table below. In June 2008, the Committee voted to discontinue the $12,500 annual car allowance and the $5,000 allowance for medical expenses for officers and approved a $17,500 salary increase for each executive. This increase is also reflected in the table below.

	Base Salary as of January 1,	Base Salary as of April 1,	Base Salary as of July 1,
Name	2008	2008	2008
Marijn E. Dekkers	$1,125,000	$1,165,000	$1,182,500
Marc N. Casper	$670,000	$700,000	$717,500
Seth H. Hoogasian	$435,000	$450,000	$467,500
Alan J. Malus	$500,000	$515,000	$532,500
Peter M. Wilver	$535,000	$565,000	$582,500

Annual Cash Incentive Bonus

Annual cash incentive awards for the Company’s executive officers for 2008 were granted under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders. The 162(m) Plan was adopted to preserve the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The actual amounts paid are determined by applying negative discretion to the amounts calculated under the 162(m) Plan, as described below.

Under the 162(m) Plan, in the first quarter of a calendar year the Compensation Committee selects a performance goal for the year. For 2008, the Committee selected the financial measure of earnings before interest, taxes and amortization, excluding the impact of restructurings, discontinued operations, extraordinary items, cost of revenues charges associated with acquisitions or restructurings, other unusual or non-recurring items and the cumulative effects of accounting changes (“Adjusted Operating Income”). The Committee selected this financial measure, as opposed to an income measure computed under generally accepted accounting principles (GAAP), because this measure is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. The maximum award payable in any year under the 162(m) Plan to an executive officer is $5,000,000. Each executive officer was awarded a percentage of Adjusted Operating Income for the year, subject to the right of the Committee to lower, but not raise, the actual bonuses paid. In February 2009, the Compensation Committee elected to lower the 2008 bonuses payable under the 162(m) Plan to the amounts computed in accordance with the process described below for the Company’s annual incentive program for the year based on the Compensation Committee’s determinations as to the level of achievement of the supplemental performance measures under the Company’s annual incentive program for 2008.

Typically, in the first quarter of a calendar year, the Compensation Committee also establishes a target incentive cash award amount under the Company’s annual incentive program for each officer of the Company, including executive officers. This amount, which is a percentage of base salary, is determined by the Compensation Committee based on the salary level of the officer, the position of the officer within the Company and input from the compensation consultant. The amount actually awarded to an officer, which can range from 0 to 200% of target, varies primarily based on performance of the Company as a whole with respect to financial and non-financial measures, but is subject to adjustment based on the Committee’s subjective evaluation of an officer’s contributions to those results. The Committee generally sets the goals such that the target payout (100% of target bonus) represents attractive financial performance within our industry and can be reasonably expected to be achieved; payouts in the range of 125% of target represent performance somewhat better than average within our industry; and payouts above 150% of this target require extraordinary performance.

For 2008, the financial measures established by the Compensation Committee under the Company’s annual incentive program were organic growth in revenue (i.e., revenue growth adjusted for the impact of acquisitions and divestitures and for foreign currency changes) and earnings as a percentage of revenue (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization. For each of the financial measures, the Company’s actual performance was measured relative to the Company’s internal operating goals for 2008. The weighting of the financial measures for 2008 was as follows: 35% for the organic revenue growth goal and 35% for the adjusted earnings as a percentage of revenue goal. The remaining 30% was based on company-wide, non-financial measures, which included the achievement of employee and customer allegiance goals, increased new product introduction, and the continuation of building a diverse workforce. For the organic revenue growth element, the baseline target (for 100% payout) was 5.5% growth and actual results were 4.7%, yielding a payout of 79% of target. For the adjusted earnings element, the baseline target was 17.5% of revenue and the actual results were 17.8%, which translated to a payout of 179% of target. The Committee concluded that actual achievement against the non-financial measures was at a 130% payout level.

The process described above resulted in a preliminary overall achievement payout of 127% of target bonus for the named executive officers. The Compensation Committee elected to compensate Mr. Dekkers, the Company’s chief executive officer, Mr. Casper, the Company’s chief operating officer, Mr. Hoogasian, the Company’s general counsel, and Mr. Wilver, the Company’s chief financial officer, at 127% of target. Mr. Malus, who is responsible for a major operating unit of the Company, was awarded a bonus of 130% of target, based on the operating performance of the business for which he is responsible.

The target bonus awards and actual bonus awards for 2008 for the named executive officers were as follows:

	Target Bonus as a
Name	Percentage of Salary	Target Bonus Award	Actual Bonus Award
Marijn E. Dekkers	125%	$1,469,010	$1,865,643
Marc N. Casper	95%	$651,365	$823,266
Seth H. Hoogasian	65%	$299,135	$379,902
Alan J. Malus	70%	$367,646	$477,940
Peter M. Wilver	75%	$431,406	$547,886

Stock Option and Restricted Stock Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers the recommendations of the chief executive officer with respect to awards to our executives other than the chief executive officer, and input from the independent directors of the Board with respect to awards to our chief executive officer. The Committee then decides how much of these values should be delivered by each of the long-term incentive vehicles utilized by the Company, such as stock options or restricted stock awards.

We typically make an initial equity award of stock options to new executives when they become executives and to newly promoted executives to reflect their new responsibilities, and annual equity grants in late February as part of our overall compensation program. Our equity awards have typically taken the form of stock options and restricted stock grants. In 2006 we began granting performance-based equity awards, in order to enhance our goal of aligning executive compensation with the achievement of the financial objectives of the Company. Because restricted shares have a built-in value at the time the grants are made, we generally grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose. All grants of options and restricted stock to our officers are approved by the Compensation

Committee. The timing of the Compensation Committee meeting in late February is such that the meeting occurs after we have publicly released earnings for the just-completed year. We intend that the annualized value of equity awards to our executives at the time of grant will approximate the median levels for companies in our compensation peer group.

Typically, the stock options we grant to our named executive officers vest over the first three to five years of the seven-year option term, and time-based restricted stock awards vest equally over three years. Vesting normally ceases upon termination of employment, except for acceleration upon certain qualifying retirements, death, disability, and in the case of certain terminations for Messrs. Dekkers and Casper (see “Potential Payments upon Termination or Change in Control” on page 27). Stock option exercise rights normally cease for officers other than Mr. Dekkers shortly after termination, except for in the cases of death, disability and retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Prior to the vesting of restricted stock, the holder has no right to transfer the shares but has voting rights and the right to receive dividends (if being paid) with respect to the shares. In February 2009 we began granting restricted stock units to our named executive officers instead of restricted stock. Prior to the vesting of restricted stock units (which represent a right in the future to receive shares), the holder has no right to transfer, vote, or receive dividends with respect to the underlying shares.

Our practice is to set the exercise price of stock options to officers to equal the closing price of our Common Stock on the New York Stock Exchange on the date the grant is approved by the Compensation Committee or the Option Committee. Newly hired or promoted executives, other than officers, normally are granted stock options by the Option Committee, which consists of Marijn Dekkers. These grants are made once per quarter, after we have publicly released earnings for the previous quarter. Grants over 25,000 shares to any individual, and all grants to officers, may only be approved by the Compensation Committee.

In November 2006, Thermo Electron Corporation merged with Fisher Scientific International Inc. to form the Company (the “Fisher Merger”). The closing of the Fisher Merger triggered a change in control under the Company’s equity plans. As a result, all outstanding restricted stock awards for all executive officers accelerated in connection with the closing, and substantially all unvested stock options accelerated in connection with the closing, except for Mr. Dekkers’, for which he waived acceleration. In order to enhance our goal of executive retention after the Fisher Merger, the Compensation Committee approved new grants of unvested equity. The Committee granted both stock options and time-based restricted stock to executives in November 2006. The Committee also granted a performance-based restricted stock award enhancement to certain executives, including the named executive officers. The higher than normal number of stock options and restricted shares granted by the Committee in November 2006 reflected that the options will vest over five years, rather than the Company’s usual three-year vesting period, and the risk associated with the performance-based shares, as well as the Committee’s intention to forego restricted stock grants until February 2008 and stock option grants until February 2009. In light of the November 2006 grants, no equity grants were awarded in 2007 to the executives, including the named executive officers, and no stock options were awarded in 2008, except to Mr. Dekkers in connection with his new employment agreement, and Messrs. Casper and Malus in connection with their promotions, as discussed below.

On March 5, 2008, in connection with the normal compensation cycle, the Committee granted time-based and performance-based restricted stock to Messrs. Casper, Wilver, Malus and Hoogasian. The amount of time-based restricted stock equated to 30% of the median long-term value to be delivered to the executives through equity, as derived from the PM&P study. The target number of shares of performance-based restricted stock achievable was the same as the number of shares of time-based restricted stock awarded, and the executives would have the ability to earn up to 160% of the target number of shares based on the Company’s achievement of the maximum performance metric. These two grants combined approximated 60% of the PM&P median long-term incentive value for these executives, in consideration of the larger than normal equity grant awarded in November 2006.

The time-based restricted stock grants vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a restricted stock grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). In connection with the awards of performance-based restricted stock, the Compensation Committee adopted as a performance goal a range of improvement in adjusted earnings per share. If the Company’s 2008 adjusted EPS was equal to or greater than 103% of the Company’s 2007 adjusted EPS, then the executives would be entitled to a number of shares ranging from 79% to 160% of the target number of shares granted. Adjusted EPS of $3.16 for 2008 was 119.25% of the Company’s 2007 adjusted EPS, which led to an eventual payout of 137.00% of the target number of shares for each executive. One-third of the total number of shares earned vested in February 2009, and the same number of restricted shares will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

Also on March 5, 2008, the Committee granted 982,000 stock options to Mr. Dekkers, in contemplation of the impending execution of his employment agreement, which was signed on April 7, 2008. The size of the option award was intended to approximate two times the PM&P-provided market median for annual long-term incentive grants, as the Committee intended to forego an option grant to Mr. Dekkers in 2009, and because these options will vest over five years with no vesting until 24 months from the date of grant.

In May 2008, in connection with his promotion to chief operating officer, the Committee granted Mr. Casper 375,000 stock options, which vest over five years. In July 2008, in connection with his transition to President, Laboratory Products, the Committee granted Mr. Malus 50,000 stock options, which vest over five years.

Stock Ownership Policy

The Compensation Committee has established a stock holding policy that the chief executive officer holds shares of Common Stock equal in value to at least four times his annual base salary and that each other executive officer hold shares of Common Stock equal in value to at least two times his or her annual base salary. Messrs. Dekkers, Casper, Wilver and Hoogasian have until February 25, 2010, to achieve this ownership level. Mr. Malus, who became an executive officer on November 9, 2006, has until November 9, 2011 to achieve this ownership level. For purposes of this policy, shares of time-based restricted Common Stock are counted towards the target. All of our named executive officers other than Mr. Dekkers are currently in compliance with this policy. Mr. Dekkers’ ownership results in meeting 92% of his guideline, and he intends to be in compliance with this policy within the applicable time limit.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including officers, are able to contribute a percentage of their annual salary up to the limit prescribed by the Internal Revenue Service (the “IRS”) to the 401(k) plan on a before-tax basis. The Company matches 100% of the first 6% of pay that is contributed to the plan. All contributions to the 401(k) plan as well as any matching contributions are fully-vested upon contribution.

The named executive officers, in addition to certain other U.S.-based eligible executives, are entitled to participate in the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary and/or bonus until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. The Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation For 2008” on page 25. Amounts deferred under this plan can be invested in an array of mutual funds and vehicles administered by The Newport Group. The Company does not guarantee any above-market interest rates or rates of return on these deferred amounts. In September 2008 the Compensation Committee approved a Company match of 100% of the first 6% of pay that is deferred into the Deferred Compensation Plan over the IRS annual compensation limit for 401(k) purposes, effective January 1, 2009.

The Committee also approved a one-time credit in the deferred compensation accounts of eligible Plan participants who did not elect to defer 6% of their 2008 bonus, payable in March 2009. IRC Section 409A prohibited these eligible participants from making deferrals of the 2008 bonus in 2008. The one-time credit is equal to the 6% match they would have received had they deferred 6% of their March 2009 bonus payment. In order to receive this one-time credit, eligible Plan participants who did not elect to defer a portion of their 2008 bonus and who are officers of the Company were also required to defer at least 6% of their 2009 salary to the Plan.

The Company provides officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Each named executive officer receives long-term disability insurance and supplemental life insurance. Through June 2008, each named executive officer also received an allowance for supplemental medical expenses and a car allowance. In July 2008, these allowances were discontinued, and each named executive officer received an annual base salary increase of $17,500. Additionally, the Company provides a $3 million term life insurance policy to each of Marijn Dekkers and Marc Casper. Attributed costs of the personal benefits described above for the named executive officers for 2008 are described in the “Summary Compensation Table” on page 18.

Severance and Change in Control Benefits

Pursuant to our equity plans and agreements we have entered into with our executives, in the event of the termination of their employment under certain circumstances or a change in control, they are entitled to specified benefits. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change in Control” on page 27. We believe providing these benefits helps us compete for executive talent and that our severance and change in control benefits are generally in line with severance packages offered to comparable executives at other companies.

In May 2008, in connection with the expiration of its existing change in control retention agreements with executives (other than Mr. Dekkers), the Compensation Committee authorized new executive change in control retention agreements with executives that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. The new executive change in control retention agreements are substantially similar to the expired agreements, except that where the old agreements contained a tax gross-up payment in the event that total payments exceeded the maximum amount allowable without being treated as so-called “excess parachute payments” under the applicable provisions of the Internal Revenue Code (the “Code”), the new agreements contain a “modified gross-up provision,” such that the executive does not receive a tax gross-up unless the total payments exceed 110% of the maximum amount allowable without being treated as excess parachute payments under the Code. Also in May 2008, the Company elected to terminate, effective December 31, 2008, its existing severance agreements with certain executives and replace them with an executive severance policy that provides severance benefits in the event their employment is terminated by the Company without “cause” (as such term is defined therein) in the absence of a change in control. The change in control retention agreements and executive severance policy are described in greater detail under the caption “Potential Payments Upon Termination or Change in Control” on page 27.

In February 2009, the Committee approved a new form of executive change in control agreements for executives joining the Company after February 2009. The new form of change in control agreement eliminates any tax gross-up provision, as the Company does not intend to extend tax gross-ups in future compensation arrangements.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The Compensation Committee considers the potential effect of Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Internal Revenue Code”), in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to the Company’s named executive officers in excess of $1,000,000, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). Stock options, performance-based restricted stock awards and annual incentive cash bonuses for the executive officers are intended to qualify for the deduction. However, the portion of Mr. Dekkers’ base salary in excess of $1,000,000 as well as time-based restricted stock does not qualify as performance-based compensation, and, as a result, approximately $852,185 of his compensation will not be deductible for 2008.

Nonqualified Deferred Compensation

In November 2008 the Company amended and restated its non-qualified deferred compensation plan to comply with IRC Section 409A. The Company believes that prior to the amendment and restatement it was operating in good faith compliance with Section 409A and applicable guidance issued thereunder. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 25 under the heading “Nonqualified Deferred Compensation For 2008.”

Accounting Considerations

Accounting considerations also play an important role in the design of our executive compensation programs and policies. SFAS 123R requires us to expense the cost of stock-based compensation awards. We consider the relative impact in terms of accounting cost in addition to other factors such as stockholder dilution, retentive impact, and motivational impact when selecting long-term equity incentive instruments.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Stephen P. Kaufman (Chairman)
Scott M. Sperling
Elaine S. Ullian

Summary Compensation Table

The following table summarizes compensation for services to the Company earned during the last three fiscal years by the Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers of the Company during 2008. The executive officers listed below are collectively referred to in this proxy statement as the “named executive officers.”

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
			Stock		Option		Incentive Plan	Compensation	All Other
Name and		Salary	Awards		Awards		Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)		($)(3)		($)(4)	($)(5)	($)(6)	($)
Marijn E. Dekkers President and Chief Executive Officer	2008	$1,163,750	$540,433		$5,902,960		$1,865,643	$0	$141,119	$9,613,905

	2007	$1,125,000	$1,386,887		$5,825,684		$1,926,563	$181,725	$36,496	$10,482,355

	2006	$1,037,499	$2,595,095	(7)	$4,483,902		$2,135,000	$426,444	$35,145	$10,713,085

Peter M. Wilver Senior Vice President and Chief Financial Officer	2008	$566,250	$575,744		$341,254		$547,886	—	$58,621	$2,089,755

	2007	$535,000	$358,946		$406,080		$513,065	—	$32,623	$1,845,714

	2006	$409,632	$68,308		$3,092,056	(8)	$524,833	—	$31,713	$4,126,542

Marc N. Casper Executive Vice President and Chief Operating Officer	2008	$701,250	$748,641		$1,466,183		$823,266	$0	$86,253	$3,825,593

	2007	$657,498	$601,026		$680,130		$825,775	$30,080	$44,173	$2,838,682

	2006	$615,003	$331,022		$4,158,989	(9)	$950,667	$60,079	$30,947	$6,146,707

Alan J. Malus(10) Senior Vice President	2008	$520,000	$868,631		$489,290		$477,940	$2,808	$55,198	$2,413,867

	2007	$495,000	$674,038		$687,287		$507,500	$2,698	$26,688	$2,393,211

Seth H. Hoogasian Senior Vice President, General Counsel and Secretary	2008	$455,000	$538,377		$647,709		$379,902	$0	$50,322	$2,071,310

	2007	$435,000	$314,485		$646,754		$357,570	$15,429	$34,213	$1,803,451

	2006	$395,317	$116,405		$2,198,916	(11)	$487,000	$21,011	$33,493	$3,252,142

(1)     Reflects salary for the year, though a portion of such salary may have been paid early in the subsequent year.

(2)     This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for restricted stock awards granted to each of the named executive officers, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. The amounts shown in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. As a result of the Fisher Merger, on November 9, 2006, the vesting of all of the then-outstanding restricted stock awards held by the named executive officers and other employees accelerated.

(3)     This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for stock options granted to each of the named executives, in accordance with SFAS 123R. No stock options were granted to the named executive officers in 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these grants, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. The amounts shown in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. As a result of the Fisher Merger, on November 9, 2006, the vesting of substantially all of the then-outstanding stock options held by the named executive officers (except Mr. Dekkers) and other employees accelerated. Mr. Dekkers waived the acceleration of the vesting of his stock options.

(4)     Reflects compensation earned for the year but paid early in the subsequent year.

(5)     For Messrs. Dekkers, Casper and Hoogasian (and Mr. Malus in 2008 only), the amounts presented in this column include the entire amount of earnings (if any) for the year under investment alternatives on deferred compensation balances. For Mr. Malus, the amounts presented in this column also represent the actuarial increase in the present value of his benefits under the Fisher Retirement Plan during the year.

(6)     Under SEC rules and regulations, if the total value of all perquisites and personal benefits is $10,000 or more for any named executive officer, then each perquisite or personal benefit, regardless of its amount, must be identified by type. If perquisites and personal benefits are required to be reported for a named executive officer, then each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that officer must be quantified and disclosed in a footnote. The amounts presented in this column include (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s 401(k) Plan, (b) a car allowance, (c) an allowance for medical related expenses, (d) premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, (e) with respect to Messrs. Dekkers and Casper, premiums paid by the Company for a term life insurance policy for the benefit of Messrs. Dekkers and Casper, respectively, (f) premiums paid by the Company with respect to supplemental group term life insurance, (g) access to emergency medical service through Massachusetts General Hospital’s global hospital network, and (h) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s Non-Qualified Deferred Compensation Plan. For 2008, the dollar value of each such benefit was (1) $13,800 each for Messrs. Dekkers, Wilver, Casper, Malus and Hoogasian for matching 401(k) contributions, (2) $6,250 each for Messrs. Dekkers, Wilver, Casper, Malus and Hoogasian for the car allowance, (3) $2,500 each for Messrs. Dekkers, Wilver, Casper, Malus and Hoogasian for the medical expense allowance, (4) $3,182, $3,010, $2,244, $3,784 and $4,790 for Messrs. Dekkers, Wilver, Casper, Malus and Hoogasian, respectively, for long-term disability insurance premiums, (5) $3,260 and $11,875 for a term life insurance policy for Messrs. Dekkers and Casper, respectively, and (6) $111,939, $32,873, $49,396, $28,676 and $22,794 for Messrs. Dekkers, Wilver, Casper, Malus and Hoogasian, respectively, for matching deferred compensation plan contributions. The car allowance and medical expense allowance were discontinued in June 2008 and in July each named executive officer received an annual base salary increase of $17,500.

(7)     Includes $1,685,283 for the acceleration of restricted stock awards as a result of the Fisher Merger.

(8)     Includes $1,984,818 for the acceleration of stock option awards as a result of the Fisher Merger.

(9)     Includes $2,864,136 for the acceleration of stock option awards as a result of the Fisher Merger.

(10)   Mr. Malus became an executive officer of the Company on November 9, 2006, but was not a named executive officer for the year ended December 31, 2006.

(11)   Includes $1,462,345 for the acceleration of stock option awards as a result of the Fisher Merger.

Grants of Plan-Based Awards For 2008

								All	All
								Other	Other
								Stock	Option
		Estimated Future Payouts Under			Estimated Future			Awards:	Awards:	Exercise or
		Non-Equity Incentive Plan Awards			Payouts Under Equity			Number	Number of	Base Price	Grant Date Fair
					Incentive Plan Awards(2)			of Shares	Securities	of Option	Value of Stock
	Grant	Threshold	Target	Maximum				of Stock or	Underlying	Awards	and Option
Name	Date	($)	($)(1)	($)	Threshold	Target	Maximum	Units(3)	Options	($/Sh)	Awards ($)

Marijn E. Dekkers	1/7/2008	—	—	—	—	—	—	5,000	—	—	$284,600

	3/5/2008	—	—	—	—	—	—	—	982,000(4)(5)	$54.85	$15,250,460

	3/5/2008	0	$1,469,010	$2,938,020	—	—	—	—	—	—	—

Peter M. Wilver	3/5/2008	—	—	—	0	9,200	14,720	—	—	—	$807,392	(6)

	3/5/2008	—	—	—	—	—	—	9,200	—	—	$504,620

	3/5/2008	0	$431,406	$862,812	—	—	—	—	—	—	—

Marc N. Casper	3/5/2008	—	—	—	0	11,100	17,760	—	—	—	$974,136	(6)

	3/5/2008	—	—	—	—	—	—	11,100	—	—	$608,835

	3/5/2008	0	$651,365	$1,302,730	—	—	—	—	—	—	—

	5/15/2008	—	—	—	—	—	—	—	375,000(4)(7)	$57.58	$6,228,750

Alan J. Malus	3/5/2008	—	—	—	0	8,700	13,920	—	—	—	$763,512	(6)

	3/5/2008	—	—	—	—	—	—	8,700	—	—	$477,195

	3/5/2008	0	$367,646	$735,292	—	—	—	—	—	—	—

	7/10/2008	—	—	—	—	—	—	—	50,000(4)(8)	$58.40	$835,500	(6)

Seth H. Hoogasian	3/5/2008	—	—	—	0	4,400	7,040	—	—	—	$386,144

	3/5/2008	—	—	—	—	—	—	4,400	—	—	$241,340

	3/5/2008	0	$299,135	$598,270	—	—	—	—	—	—	—

(1)     Target awards are based on a percentage of the named executive officer’s salary. Target awards for the named executive officers range from 65% to 125%.

(2)     Represents the threshold, target and maximum number of achievable shares pursuant to a performance-based restricted stock award under the Company’s 2005 Stock Incentive Plan. In connection with the awards of performance-based restricted stock, the Compensation Committee adopted as a performance goal a range of improvement in adjusted earnings per share. The vesting of the performance-based restricted stock awards is as follows: up to thirty-three and one-third percent (33 1/3%) of the maximum restricted shares shall vest on the day the Compensation Committee certifies the Company’s adjusted earnings per share improvement for the period 2008 compared to 2007 (such date of certification being referred to as the “First Vesting Date”), and the same number of restricted shares that vested on the First Vesting Date shall vest on both the first anniversary and the second anniversary of the First Vesting Date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(3)     Represents a time-based restricted stock award which vests in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a restricted stock grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). All time-based restricted stock awards included in this table were granted under the Company’s 2005 Stock Incentive plan, except for the March 5, 2008 award to Mr. Malus, which was granted under the Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006.

(4)     Represents a stock option under the Company’s 2005 Stock Incentive Plan.

(5)     The options granted on March 5, 2008 vest in equal annual installments over the four-year period commencing on the second anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the second anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(6)     Represents the grant date fair value of the maximum number of achievable shares pursuant to a performance-based restricted stock award under the Company’s 2005 Stock Incentive Plan, though the actual payout in February 2009 was less than the maximum. See “Compensation Discussion and Analysis” on page 9.

(7)     The options granted on May 15, 2008 vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (i.e., the first 1/5 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(8)     The options granted on July 10, 2008 vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (i.e., the first 1/5 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

Employment Agreement

Employment Agreement with Mr. Dekkers

The amended and restated employment agreement with Mr. Dekkers, which was executed on April 7, 2008 and pursuant to which he serves as president and chief executive officer of the Company (the “Employment Agreement”), is for a term ending December 31, 2017. The Employment Agreement currently provides for an annual base salary of $1,218,000 and a target annual incentive bonus of 125% of base salary. The actual amount paid as a bonus in any given year is a multiple of zero to two times the target amount.

In contemplation of the execution of his Employment Agreement, the Compensation Committee granted Mr. Dekkers options to purchase 982,000 shares of Common Stock of the Company in March 2008. Pursuant to the Employment Agreement, future equity grants awarded to Mr. Dekkers will be determined by the Compensation Committee. Equity awards granted to Mr. Dekkers prior to January 1, 2008 that have not yet vested or remain outstanding are reflected in various tables of this proxy statement.

If Mr. Dekkers’ employment is terminated (i) by the Company without “cause” or by Mr. Dekkers with “good reason,” he will be entitled to: (A) an amount equal to the sum of: (1) three times his then current base salary, (2) three times his target bonus, and (3) a pro-rata bonus for the year in which the termination date occurs; (B) medical and dental insurance benefits for up to three years after the termination date; and (C) outplacement services up to $50,000; (ii) due to his disability, he will be entitled to: (A) disability benefits in accordance with the long-term disability (“LTD”) program then in effect for senior executives of the Company; (B) his then current base salary through the end of the LTD elimination period; (C) a pro-rata bonus for the year in which the termination date occurs; and (D) medical and dental insurance benefits until the later of December 31, 2017 or 24 months after the termination date; and (iii) due to his death, his estate or his beneficiaries will be entitled to (A) payment of his base salary though the end of the month during which the termination date occurs; and (B) a pro-rata bonus for the year in which the termination date occurs. In the event Mr. Dekkers’ employment is terminated for “cause” or by Mr. Dekkers without “good reason,” he will receive his base salary through the date of termination.

In addition, if Mr. Dekkers’ employment is terminated due to his death or disability, by the Company without “cause,” or by Mr. Dekkers with “good reason,” (i) all stock options will become fully vested and will remain exercisable until three years from the termination date, (but in no event beyond the expiration date of the options); and (ii) the transfer restrictions on all shares of time-based restricted Common Stock (i.e., those that do not include performance-based vesting) granted to him will lapse. If Mr. Dekkers’ employment is terminated by the Company for “cause,” (A) no further vesting of stock options shall occur and he shall have 10 days (except for the options granted to Mr. Dekkers before 2005, which he will have 90 days to exercise) to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and (B) all shares of restricted Common Stock granted to him as to which transfer restrictions have not lapsed shall be forfeited. A termination of employment by Mr. Dekkers’ without “good reason” shall have the same consequences as a termination by the Company for “cause.”

In the event of a change in control of the Company, shares of restricted stock granted to Mr. Dekkers prior to March 1, 2008 will vest and no longer be subject to restriction on transfer. In the event his employment is terminated after a change in control, he will be entitled to receive benefits under either the Employment Agreement or the executive retention agreement described below under the heading “Potential Payments Upon Termination or Change in Control,” but not both.

The Employment Agreement includes a noncompetition and nonsolicitation provision providing that during the term of Mr. Dekkers’ employment with the Company, and for a period of two (2) years thereafter,

Mr. Dekkers will not compete with the Company nor will he solicit or hire employees of the Company or solicit customers of the Company.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan
									Plan		Awards:
									Awards:		Market or
									Number		Payout
									of		Value of
									Unearned		Unearned
									Shares,		Shares,
	Number of	Number of				Number of		Market Value	Units or		Units or
	Securities	Securities				Shares or		of Shares or	Other		Other
	Underlying	Underlying		Option		Units of		Units of Stock	Rights		Rights That
	Unexercised	Unexercised		Exercise	Option	Stock That		That Have Not	That Have		Have Not
	Options (#)	Options (#)		Price	Expiration	Have Not		Vested ($) @	Not		Vested ($)
Name	Exercisable	Unexercisable (1)		($)	Date	Vested (#)(1)		$34.07*	Vested (#)		@$34.07*
Marijn E. Dekkers	13,496	—		$77.95	8/24/2010	—		—	—		—

	300,000	150,000	(2)	$34.86	2/27/2013	—		—	—		—

	219,960	329,940	(3)	$43.37	11/9/2013	—		—	—		—

	—	982,000	(4)	$54.85	3/5/2015	—		—	—		—

	—	—		—	—	15,734	(5)	$536,057	—		—

	—	—		—	—	3,334	(6)	$113,589	—		—

	—	—		—	—	5,000	(7)	$170,350	—		—

	—	—		—	—	—		—	47,200	(8)	$1,608,104

Peter M. Wilver	62,500	—		$27.40	2/25/2012	—		—	—		—

	65,000	—		$34.86	2/27/2013	—		—	—		—

	37,600	67,680	(3)	$43.37	11/9/2013	—		—	—		—

	—	—		—	—	3,225	(5)	$109,876	—		—

	—	—		—	—	9,200	(9)	$313,444	—		—

	—	—		—	—	—		—	9,675	(8)	$329,627

	—	—		—	—	—		—	14,720	(10)	$501,510

Marc N. Casper	190,000	—		$34.86	2/27/2013	—		—	—		—

	100,760	151,140	(3)	$43.37	11/9/2013	—		—	—		—

	—	375,000	(11)	$57.58	5/15/2015	—		—	—		—

	—	—		—	—	7,200	(5)	$245,304	—		—

	—	—		—	—	11,100	(9)	$378,177	—		—

	—	—		—	—	—		—	21,600	(8)	$735,912

	—	—		—	—	—		—	17,760	(10)	$605,083

Alan J. Malus	38,340	—		$31.31	12/19/2015	—		—	—		—

	60,560	90,840	(3)	$43.37	11/9/2013	—		—	—		—

	—	50,000	(12)	$58.40	7/10/2015	—		—	—		—

	—	—		—	—	4,334	(5)	$147,659	—		—

	—	—		—	—	7,202	(13)	$245,372	—		—

	—	—		—	—	8,700	(9)	$296,409	—		—

	—	—		—	—	—		—	13,000	(8)	$442,910

	—	—		—	—	—		—	13,920	(10)	$474,254

Seth H. Hoogasian	46,720	70,080	(3)	$43.37	11/9/2013	—		—	—		—

	—	—		—	—	3,367	(5)	$114,714	—		—

	—	—		—	—	4,400	(9)	$149,908	—		—

	—	—		—	—	—		—	10,100	(8)	$344,107

	—	—		—	—	—		—	7,040	(10)	$239,853

* Reflects the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2008.

(1)     Unexercisable stock options and unvested shares of restricted stock vest under certain circumstances described under the headings “Employment Agreement” and “Potential Payments Upon Termination or Change in Control.” Unexercisable stock options and unvested shares of restricted stock also vest upon certain other events such as death, disability or, in the case of all officers other than Mr. Dekkers, qualifying retirement.

(2)     Represents the balance of a stock option granted on February 27, 2006, which vests on February 27, 2009, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

(3)     Represents the balance of a stock option granted on November 9, 2006, which vests in equal annual installments on November 9, 2009, 2010 and 2011, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(4)     Represents a stock option, which vests in equal annual installments over the four-year period commencing on the second anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the second anniversary of the date of grant), so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), with the first vesting date of March 5, 2010.

(5)     Represents the balance of a time-based restricted stock award made on November 9, 2006, which vests on November 9, 2009, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

(6)     Represents the balance of a time-based restricted stock award made on January 7, 2007, which vests in equal annual installments on January 7, 2009 and 2010, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(7)     Represents a time-based restricted stock award made on January 7, 2008, which vests in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of the restricted stock grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), with the first vesting date of January 7, 2009.

(8)     Represents a performance-based restricted stock award. In connection with awards of performance-based restricted stock, the Compensation Committee adopted as performance goals the measures (i) organic revenue, (ii) adjusted earnings per share and (iii) stock price. The vesting of the performance-based restricted stock awards is as follows:

•     Twenty-five percent (25%) of the restricted shares shall vest on the day the Compensation Committee certifies that (i) the performance goals related to the Company’s organic revenues for the period 2007 and 2008 have been achieved and (ii) the performance goals related to the Company’s stock price for any 20 consecutive trading days ending during the period January 1, 2009 through November 9, 2010 have been achieved (such date of certification being referred to as the “First Revenue Vesting Date”), and another twenty-five percent (25%) of the restricted shares shall vest on the first anniversary of the First Revenue Vesting Date, assuming continued employment, subject to certain exceptions, and

•     Twenty-five percent (25%) of the restricted shares shall vest on the day the Compensation Committee certifies that (i) the performance goals related to the Company’s adjusted earnings per share for the period 2007 and 2008 have been achieved and (ii) the performance goals related to the Company’s stock price for any 20 consecutive trading days ending during the period January 1, 2009 through November 9, 2010 have been achieved (such date of certification being referred to as the “First EPS Vesting Date”), and another twenty-five percent (25%) of the restricted shares shall vest on the first anniversary of the First EPS Vesting Date, assuming continued employment, subject to certain exceptions. Adjusted earnings per share excludes restructuring and other costs/income and amortization of acquisition-related intangible assets, certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax carryforwards, the impact of significant tax audits or events and discontinued operations.

The revenue performance goal was not met. The EPS performance goal has been met. The stock price goal has not yet been met.

(9)     Represents a time-based restricted stock award, which vests in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of the restricted stock grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), with the first vesting date of March 5, 2009.

(10)     Represents the maximum number of achievable shares pursuant to a performance-based restricted stock award. In connection with the awards of performance-based restricted stock, the Compensation Committee adopted as a performance goal a range of improvement in adjusted earnings per share. The vesting of the performance-based restricted stock awards is as follows: up to thirty-three and one-third percent (33 1/3%) of the maximum restricted shares shall vest on the day the Compensation Committee certifies the Company’s adjusted earnings per share improvement for the period 2008 compared to 2007 (such date of certification being referred to as the “First Vesting Date”), and the same number of restricted shares that vested on the First Vesting Date shall vest on both the first anniversary and the second anniversary of the First Vesting Date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). Although the maximum number of achievable shares at December 31, 2008 is reflected, the actual payout upon achievement of the performance goal in February 2009 was less than the maximum. See “Compensation Discussion and Analysis” on page 9.

(11)     Represents a stock option, which vests in equal annual installments over the five-year period commencing on the date of grant (i.e., the first 1/5 of the stock option grant would vest on the first anniversary of the date of grant), so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), with the first vesting date of May 15, 2009.

(12)     Represents a stock option, which vests in equal annual installments over the five-year period commencing on the date of grant (i.e., the first 1/5 of the stock option grant would vest on the first anniversary of the date of grant), so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), with the first vesting date of July 10, 2009.

(13)     Represents the balance of a restricted stock unit award made on January 13, 2006, which vests on January 13, 2009, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

Option Exercises and Stock Vested During 2008

The following table reports information regarding stock option exercises and the vesting of stock awards during fiscal year 2008 by the Company’s named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2008.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	On	Acquired on	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Marijn E. Dekkers	146,000	$4,754,008	17,399	$688,435

Peter M. Wilver	114,500	$3,708,348	3,225	$121,679

Marc N. Casper	—	—	7,200	$271,656

Alan J. Malus	93,804	$3,021,240	11,532	$559,357

Seth H. Hoogasian	170,000	$4,590,044	3,367	$127,036

(1)     The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.

(2)     The amounts shown in this column represent the number of shares vesting multiplied by the market price on the date of vesting.

Pension Benefits

Prior to the Fisher Merger, Fisher maintained the Fisher Retirement Plan (the “Retirement Plan”), a broad-based, U.S. tax-qualified “cash balance” pension plan. Each month prior to January 1, 2006, Fisher credited each participating employee with an amount equal to 3.5% of monthly compensation, which included base salary plus certain annual bonuses and other types of compensation.

The Retirement Plan credits participants monthly with interest on their cash balances. The interest credit is equal to the balance of the participant’s account as of the close of the prior calendar month multiplied by the applicable interest rate. The Retirement Plan sets the interest rate each year based on the average of the interest rates for the thirty-year U.S. Treasury Note over the 12-month period ending during November of the preceding plan year. For 2008, the interest rate was 4.25%.

The Retirement Plan was amended, effective December 31, 2005, to discontinue future benefit accruals (other than crediting interest to outstanding account balances) as of such date. Accordingly, effective January 1, 2006, Fisher no longer credited each participating employee with an amount equal to 3.5% of the employee’s monthly compensation. However, participants continue to earn interest on their previously accrued benefit (account balance). Generally, all participants who were employed as of January 1, 2006 became fully vested in their accrued benefits under the Retirement Plan as of such date. Vested participants can generally elect to receive their benefits under the Retirement Plan after separation from service in either a lump sum or an annuity.

The table below shows the present value of accumulated benefits payable to each of the named executive officers under the Retirement Plan. As the Retirement Plan was a pension plan maintained by Fisher prior to the Fisher Merger, and was frozen prior to the merger, only Mr. Malus (a former employee of Fisher) participates in the Retirement Plan.

		Number of Years	Present Value of		Payments During
		Credited Service	Accumulated Benefit		Last Fiscal Year
Name	Plan Name	(#)	($)		($)
Marijn E. Dekkers	—	—	—		—
Peter M. Wilver	—	—	—		—
Marc N. Casper	—	—	—		—
Alan J. Malus	Fisher Retirement Plan	10	$51,448	(1)	0
Seth H. Hoogasian	—	—	—		—

(1)     Represents the actuarial present value of accumulated benefit as of December 31, 2008 under the Retirement Plan, based on assumptions of a 5.25% discount rate, a cash balance interest crediting rate of 4.25%, and a retirement age of 65.

Nonqualified Deferred Compensation For 2008

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Aggregate Balance at
Name	in Last FY ($)	in Last FY ($)(1)	Last FY ($)	Distributions ($)	Last FYE ($)
Marijn E. Dekkers	—	$111,939	$0	$314,292	$2,071,270(2)
Peter M. Wilver	—	$32,873	—	—	—
Marc N. Casper	$71,000(3)	$49,396	$0	$63,782	$410,781(4)
Alan J. Malus	$200,000(5)	$28,676	$0	—	$176,552(5)
Seth H. Hoogasian	$75,980(6)	$22,794	$0	—	$279,612(7)

(1)     Represents a matching Company contribution in the deferred compensation plan with respect to the bonus for 2008 performance, paid to the named executive officer in early 2009, which amount is also included, for each of the named executive officers, in the “All Other Compensation” column for 2008 in the Summary Compensation Table on page 18.

(2)     Of this amount, $310,962 was withheld from Mr. Dekkers’ 2006 salary for deferral, which amount is also included in the “Salary” column for 2006 for Mr. Dekkers in the Summary Compensation Table on page 18.

(3)     Represents deferral of a portion of the bonus earned for 2008 performance. This amount is also included in the “Non-Equity Incentive Plan Compensation” column for 2008 for Mr. Casper in the Summary Compensation Table on page 18.

(4)     Of this amount, $30,731 was withheld from Mr. Casper’s 2006 salary for deferral and $50,000 was withheld from Mr. Casper’s bonus earned for 2006 performance, which amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns, respectively, for 2006 for Mr. Casper in the Summary Compensation Table on page 18.

(5)     An amount of $200,000 was withheld from Mr. Malus’ 2008 salary for deferral, and is also included in the “Salary” column for 2008 for Mr. Malus in the Summary Compensation Table on page 18.

(6)     Represents deferral of a portion of the bonus earned for 2008 performance. This amount is also included in the “Non-Equity Incentive Plan Compensation” column for 2008 for Mr. Hoogasian in the Summary Compensation Table on page 18.

(7)     Of this amount, $73,050 was withheld from Mr. Hoogasian’s bonus earned for 2006 performance, and $53,636 was withheld from Mr. Hoogasian’s bonus earned for 2007 performance, which amounts are also included in the “Non-Equity Incentive Plan Compensation” columns for 2006 and 2007, respectively, for Mr. Hoogasian in the Summary Compensation Table on page 18.

The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees. Under the plan in effect for amounts deferred on or after January 1, 2005 through December 31, 2008 (the “2005 Deferred Compensation Plan”), a participant had the right to defer receipt of his or her annual base salary (up to 90%) and/or annual incentive bonus (up to 100%) until he or she ceased to serve as an employee of the Company or until a future date while the participant continued to be an employee of the Company. The Company credited (or debited) a participant’s account with the amount that would have been earned (or lost) had the deferred amounts been invested in one or more of three different funds that were available under the deferred compensation plan (an equity index fund, a bond index fund, and a money market fund, as described below) as selected by the participant. The participant does not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant’s deferred account represent unsecured obligations of the Company. The 2005 Deferred Compensation Plan is intended to comply with Section 409A of the Internal Revenue Code as enacted under The American Jobs Creation Act of 2004. The 2005 Deferred Compensation Plan remains in existence and applies to amounts deferred between January 1, 2005 and December 31, 2008. The Deferred Compensation Plan that the Company adopted in 2001 (the “Original Deferred Compensation Plan”) remains in existence and applies to amounts deferred on or before December 31, 2004. The Company has “frozen” the terms of the Original Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date.

The Original Deferred Compensation Plan provides for the payout of either all or a portion of the participant’s account beginning (1) at a specified date in the future if the participant so elects (in the case of a short-term payout), (2) in the case of the participant’s death or disability, or (3) upon the participant’s retirement or termination from employment with the Company. In the case of the participant’s death or disability, or upon the participant’s termination, payment is made in a lump sum distribution. Upon retirement, the participant may elect to receive his or her distribution in a lump sum or in annual installment payments over the course of five, ten or fifteen years. Additionally, with respect to account balances existing at December 31, 2004, the executive may receive a full or partial payout from the plan for an unforeseeable financial emergency (as defined in the plan), or may withdraw all of his or her account at any time less a withdrawal penalty equal to 10% of such amount (“haircut” provision). The distribution provisions of the 2005 Deferred Compensation Plan are substantially similar to the provisions of the Original Deferred Compensation Plan except that the 2005 Deferred Compensation Plan does not permit “haircut” distributions and the time and form of payment after retirement must be elected at the time the participant makes his or her initial deferral election.

During the year ended December 31, 2008, participants in the Original Deferred Compensation Plan and the 2005 Deferred Compensation Plan were given the opportunity to select among three measurement funds. The Original Deferred Compensation Plan and the 2005 Deferred Compensation Plan allow the executive to reallocate his or her balance and future deferrals among the investment choices up to four times in any plan year. The table below shows the three funds available to participants and their annual rate of return for the year ended December 31, 2008.

Name of Fund	Rate of Return (assuming reinvestment of dividends)
Dreyfus Stock Index Fund, Inc.	-37.4%
Fidelity VIP Money Market Portfolio	2.92%
PIMCO VIT Total Return Portfolio	4.84%

In September 2008, the Compensation Committee approved the Amended and Restated 2005 Deferred Compensation Plan, effective January 1, 2009 (the “Amended and Restated Deferred Compensation Plan”). Pursuant to the Amended and Restated Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary (up to 50%) and/or bonus (up to 50%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. Amounts deferred under this plan can be invested in an array of mutual funds and vehicles, administered by The Newport Group, which are similar to the investment options available in the Company’s 401(k) Plan. The Amended and Restated Deferred Compensation Plan is substantially similar to the original 2005 Deferred Compensation Plan, except the Amended and Restated Deferred Compensation Plan includes a Company match of 100% of the first 6% of pay that is deferred into the Plan over the IRS annual compensation limit for 401(k) purposes. In connection with the approval of the Plan, the Company’s Compensation Committee also approved a one-time credit in the deferred compensation accounts of eligible Plan participants who did not elect to defer 6% of their 2008 bonus, payable in March 2009. IRC Section 409A prohibited these eligible participants from making deferrals on the 2008 bonus in 2008. The one-time credit is equal to the 6% match they would have received had they deferred 6% of their March 2009 bonus payment. In order to receive this one-time credit, eligible Plan participants who did not elect to defer a portion of their 2008 bonus and who are officers of the Company are required to defer at least 6% of their 2009 salary to the Plan.

Potential Payments Upon Termination or Change in Control

Related Agreements

Executive Change in Control Retention Agreements

In May 2008, in connection with the expiration of its existing change in control retention agreements with executives (other than Mr. Dekkers), the Compensation Committee authorized new executive change in control retention agreements with executives that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 50% or more of the outstanding Common Stock or voting securities of Thermo Fisher; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction: (a) all holders of Common Stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Fisher.

The 2008 executive change in control retention agreements with Messrs. Wilver, Casper, Malus and Hoogasian provide that, upon a qualifying termination, the executive would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of the executive’s annual base salary as in effect immediately prior to the “measurement date” or the “termination date,” as those terms are defined therein, and (y) the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date, and (B) a pro rata bonus for the year of termination, based on the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date. In addition, the executive would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. The Company would also provide outplacement services through an outside firm to the executive up to an aggregate of $20,000.

The expired executive change in control agreements with Messrs. Wilver, Casper, Malus and Hoogasian contained a tax gross-up payment in the event that total payments exceeded the maximum amount allowable without being treated as so-called “excess parachute payments” under the applicable provisions of the Internal Revenue Code (the “Code”). The 2008 agreements contain a “modified gross-up provision,” such that the executive does not receive a tax gross-up unless the total payments exceed 110% of the maximum amount allowable without being treated as excess parachute payments under the Code. In the event that the total payments under the 2008 agreements are between 100% and 110% of the maximum amount of total payments the executive could receive without being treated as receiving any excess parachute payments, the executive’s payments will be “cutback” so that the total payments he receives will not cause him to be treated as receiving any excess parachute payments.

Mr. Dekkers’ existing executive change in control retention agreement was not changed in 2008. It provides that, upon a qualifying termination, he would be entitled to a lump sum payment equal to the sum of (a) three times his highest annual base salary in any 12-month period during the prior five-year period preceding the change in control, plus (b) three times his highest annual bonus in any 12-month period during such prior five-year period, plus (c) his pro rata bonus for the portion of the year worked. In addition, he would be provided continuing health, medical and life insurance benefits for a period of three years. Mr. Dekkers would also receive other employee benefits substantially equivalent to the benefits package he would have otherwise been entitled to receive if he was not terminated. Finally, the Company would provide outplacement services through an outside firm to Mr. Dekkers up to an aggregate of $25,000. In the event that payments under this agreement are deemed to be so-called “excess parachute payments” under the applicable provisions of the Internal Revenue Code (the “Code”), Mr. Dekkers would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by him with respect to such payment plus the amount of all other additional taxes imposed on him attributable to the receipt of the gross-up payment.

In February 2009, the Company’s Compensation Committee approved a new form of executive change in control agreement for executives joining the Company after February 2009. The new form of change in control agreement eliminates any tax gross-up provision, as the Company does not intend to extend tax gross-ups in future compensation arrangements.

Executive Severance Agreements

Prior to May 2008, the Company’s practice was to enter into executive severance agreements with its executive officers and certain other key employees that provide severance benefits in the event their employment is terminated by the Company without “cause” (as such term is defined therein). The severance agreements in effect during 2008 with each of Messrs. Wilver, Malus and Hoogasian provided that, in the event such individual’s employment was terminated by the Company without cause, he would be entitled to a lump sum severance payment equal to 1.5 times his annual base salary then in effect, except that if the individual received benefits under the executive change in control retention agreement described above, he would not be entitled to also receive benefits under the executive severance agreement. In addition, for 18 months after the date of termination, the individual would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the individual would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secured full-time employment. Mr. Dekkers also has severance provisions in his employment agreement. See “Employment Agreement” on page 21. Mr. Casper’s executive severance agreement provides that if he is terminated without “cause” or leaves the Company for “good reason” (as those terms are defined therein), he will be entitled to severance pay equal to two times his base salary and target bonus, as well as a pro rata bonus for the year in which he is terminated. In addition, the vesting of the stock options and time-based restricted stock granted to Mr. Casper on November 9, 2006, would accelerate, and Mr. Casper would be entitled to benefits continuation for a period of 24 months following his termination. In May 2008, the Company elected to terminate, effective December 31, 2008, its existing severance agreements with Messrs. Wilver, Malus and Hoogasian (as well as certain other executives) and replace them with an executive severance policy that provides severance benefits in the event their employment is terminated by the Company without “cause” (as such term is defined therein), after January 1, 2009.

Executive Severance Policy

The new executive severance policy provides that, in the event an executive officer’s employment is terminated by the Company without “cause” (as such term is defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) 1.5 times his annual base salary then in effect, and (B) 1.5 times his target bonus for the year in which the date of termination occurs, except that if the executive receives benefits under the executive change in control retention agreement described above, he would not be entitled to also receive benefits under the executive severance policy. In addition, for 18 months after the date of termination, the executive would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the executive would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment.

Messrs. Malus, Wilver and Hoogasian are eligible to receive benefits under the Company’s executive severance policy. Mr. Dekkers’ existing employment agreement already provides for certain severance benefits to be paid to him in the event of his termination. Mr. Casper is party to an executive severance agreement with the Company that expires in 2011, and will not be eligible to participate in the executive severance policy until the expiration of his current severance agreement.

Treatment of Equity

Upon death or disability, or a qualifying retirement (other than for Mr. Dekkers), outstanding stock options and time-based restricted stock awards will vest. In the event of an executive officer’s termination by the Company without “cause” or by the individual for “good reason,” as those terms are defined in the executive change in control agreements, within 18 months of a qualifying change in control, each outstanding stock option and time-based restricted stock award granted to an executive officer on or after November 9, 2006 will vest.

In the case of Mr. Dekkers, in the event he is terminated, with or without a change in control, without “cause” or for “good reason,” as those terms are defined in his employment agreement, outstanding stock options and time-based restricted stock awards will vest. In the event of a change in control, his pre-March 2008 time-based restricted stock awards will vest. In the case of Mr. Casper, in the event he is terminated, with or without a change in control, without “cause” or for “good reason,” as those terms are defined in his severance agreement, both time-based restricted stock awards and outstanding stock options granted on November 9, 2006 will vest.

Noncompetition Agreements

The Company has entered into noncompetition agreements with its executive officers and certain key employees, other than Mr. Dekkers, whose employment agreement also includes noncompetition and nonsolicitation provisions. See “Employment Agreement” on page 21. The terms of the noncompetition agreement provide that during the term of the employee’s employment with the Company, and for a period of eighteen (18) months (in the case of executive officers and twelve (12) months for other key employees) thereafter, the employee will not compete with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of eighteen (18) months (in the case of executive officers and twelve (12) months for other key employees) after termination, to solicit or hire employees of the Company or to solicit customers of the Company.

Tables

The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment or a change in control of the Company. The amount of compensation payable to each named executive officer upon voluntary resignation, involuntary termination for cause, involuntary termination without cause or voluntarily for good reason, involuntary termination without cause or voluntarily for good reason within 18 months of a change in control, upon a change in control without termination, and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon such event. The actual amounts to be paid out can only be determined at the time of such event.

Marijn E. Dekkers

The following table shows the potential payments upon termination or a change in control of the Company for Marijn Dekkers, the Company’s Chief Executive Officer and President.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or		Executive
	Without			by Executive		for Good
	Good		Involuntary	for Good		Reason		CIC Without
	Reason		For Cause	Reason		(with CIC)		Termination		Disability		Death
	12/31/08(1)		12/31/08(1)	12/31/08(1)		12/31/08(1)		12/31/08		12/31/08(1)		12/31/08(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$3,547,500		$3,547,500		$0		$591,250		$0
Bonus	$0		$0	$4,407,030		$6,405,000		$0		$0		$0
Pro-rata Bonus	$1,469,010	(2)	$0	$1,469,010	(2)	$1,926,563	(3)	$0		$1,469,010	(2)	$1,469,010	(2)

Total Cash Severance	$1,469,010		$0	$9,423,540		$11,879,063		$0		$2,060,260		$1,469,010
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$37,857	(4)	$101,847	(5)	$0		$152,984	(6)	$0
Outplacement	$0		$0	$50,000		$50,000		$0		N/A		N/A

Total Benefits & Perquisites	$0		$0	$87,857		$151,847		$0		$152,984		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$0		$0		$0		$0		$0
Value of Accelerated Restricted Stock(7)	$0		$0	$819,997		$819,997		$819,997		$819,997		$819,997
Value of Accelerated Performance Shares(7)	$0		$0	$0		$1,608,104	(8)	$1,608,104	(8)	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$819,997		$2,428,101		$2,428,101		$819,997		$819,997

Total Value: Incremental Benefits	$1,469,010		$0	$10,331,394		$14,459,011		$2,428,101		$3,033,241		$2,289,007

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 25.

(2)     Represents target bonus for 2008.

(3)     Represents bonus paid in 2008 for 2007 performance.

(4)     Represents for the three-year period premiums with respect to medical and dental insurance.

(5)     Includes for the three-year period (a) premiums of $60,447 with respect to medical and dental insurance and other welfare benefits, and (b) a $41,400 matching contribution pursuant to the Company’s 401(k) Plan.

(6)     Represents for the nine-year period premiums with respect to medical and dental insurance.

(7)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2008 of $34.07.

(8)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the performance-based restricted shares is accelerated.

Marc N. Casper

The following table shows the potential payments upon termination or a change in control of the Company for Marc Casper, the Company’s Executive Vice President and Chief Operating Officer.

	Voluntary					Involuntary
	Resignation			Involuntary		Without Cause or
	Without			Without Cause or		by Executive for
	Good		Involuntary	by Executive for		Good Reason		CIC Without
	Reason		For Cause	Good Reason		(with CIC)		Termination	Disability		Death
	12/31/08(1)		12/31/08(1)	12/31/08(1)		12/31/08(1)		12/31/08	12/31/08(1)		12/31/08(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,435,000		$1,435,000		$0	$0		$0
Bonus	$0		$0	$1,302,730		$1,302,730		$0	$0		$0
Pro-rata Bonus	$651,365	(2)	$0	$825,775	(3)	$651,365	(2)	$0	$651,365	(2)	$651,365	(2)

Total Cash Severance	$651,365		$0	$3,563,505		$3,389,095		$0	$651,365		$651,365
Benefits & Perquisites
Health and Welfare Benefits(4)	$0		$0	$52,295		$52,295		$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$72,295		$72,295		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$0		$0		$0	$0		$0
Value of Accelerated Restricted Stock(5)	$0		$0	$245,304		$623,481		$0	$623,481		$623,481
Value of Accelerated Performance Shares(6)	$0		$0	$0		$1,340,995		$1,340,995	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$245,304		$1,964,476		$1,340,995	$623,481		$623,481

Total Value: Incremental Benefits	$651,365		$0	$3,881,104		$5,425,866		$1,340,995	$1,274,846		$1,274,846

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 25.

(2)     Represents target bonus for 2008.

(3)     Represents bonus paid in 2008 for 2007 performance.

(4)     Includes for the two-year period (a) premiums of $24,081 with respect to medical and dental insurance, and (b) premiums of $28,214 paid by the Company for a term life insurance policy.

(5)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2008 of $34.07.

(6)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the maximum number of achievable performance-based restricted shares is accelerated.

Alan J. Malus

The following table shows the potential payments upon termination or a change in control of the Company for Alan Malus, the Company’s Senior Vice President.

					Involuntary
			Involuntary		Without
	Voluntary		Without		Cause or by
	Resignation		Cause or by		Executive
	Without		Executive		for Good
	Good	Involuntary	for Good		Reason		CIC Without
	Reason	For Cause	Reason		(with CIC)		Termination	Disability	Death
	12/31/08(1)	12/31/08(1)	12/31/08(1)		12/31/08(1)		12/31/08	12/31/08(1)	12/31/08(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0	$0	$798,750		$1,065,000		$0	$0	$0
Bonus	$0	$0	$0		$735,292		$0	$0	$0
Pro-rata Bonus(2)	$367,646	$0	$367,646		$367,646		$0	$367,646	$367,646

Total Cash Severance	$367,646	$0	$1,166,396		$2,167,938		$0	$367,646	$367,646
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$20,401	(3)	$27,563	(4)	$0	$0	$0
Outplacement	$0	$0	$20,000		$20,000		$0	N/A	N/A

Total Benefits & Perquisites	$0	$0	$40,401		$47,563		$0	$0	$0
280G Tax Gross-Up	N/A	N/A	N/A		$0		$0	N/A	N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0	$0		$0		$0	$0	$0
Value of Accelerated Restricted Stock(5)	$0	$0	$0		$689,441		$0	$689,441	$689,441
Value of Accelerated Performance Shares(6)	$0	$0	$0		$917,164		$917,164	$0	$0

Total Value of Accelerated Equity Grants	$0	$0	$0		$1,606,605		$917,164	$689,441	$689,441

Total Value: Incremental Benefits	$367,646	$0	$1,206,797		$3,822,106		$917,164	$1,057,087	$1,057,087

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Fisher Retirement Plan and the Company’s deferred compensation plan. These amounts are described under “Pension Benefits,” and in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table, respectively, on page 25.

(2)     Represents target bonus for 2008.

(3)     Includes for the 1.5 year period (a) premiums of $17,789 with respect to medical and dental insurance, and (b) premiums of $2,612 paid by the Company for life insurance.

(4)     Includes for the two-year period (a) premiums of $24,081 with respect to medical and dental insurance, and (b) premiums of $3,483 paid by the Company for life insurance.

(5)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2008 of $34.07.

(6)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the maximum number of achievable performance-based restricted shares is accelerated.

Peter M. Wilver

The following table shows the potential payments upon termination or a change in control of the Company for Peter Wilver, the Company’s Senior Vice President and Chief Financial Officer.

					Involuntary
			Involuntary		Without
	Voluntary		Without		Cause or by
	Resignation		Cause by		Executive
	Without		Executive or		for Good		CIC
	Good	Involuntary	for Good		Reason		Without
	Reason	For Cause	Reason		(with CIC)		Termination	Disability	Death
	12/31/08	12/31/08	12/31/08		12/31/08		12/31/08	12/31/08	12/31/08
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0	$0	$873,750		$1,165,000		$0	$0	$0
Bonus	$0	$0	$0		$862,812		$0	$0	$0
Pro-rata Bonus(1)	$431,406	$0	$431,406		$431,406		$0	$431,406	$431,406

Total Cash Severance	$431,406	$0	$1,305,156		$2,459,218		$0	$431,406	$431,406
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$19,962	(2)	$26,978	(3)	$0	$0	$0
Outplacement	$0	$0	$20,000		$20,000		$0	N/A	N/A

Total Benefits & Perquisites	$0	$0	$39,962		$46,978		$0	$0	$0
280G Tax Gross-Up	N/A	N/A	N/A		$0		$0	N/A	N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0	$0		$0		$0	$0	$0
Value of Accelerated Restricted Stock(4)	$0	$0	$0		$423,320		$0	$423,320	$423,320
Value of Accelerated Performance Shares(5)	$0	$0	$0		$831,138		$831,138	$0	$0

Total Value of Accelerated Equity Grants	$0	$0	$0		$1,254,457		$831,138	$423,320	$423,320

Total Value: Incremental Benefits	$431,406	$0	$1,345,118		$3,760,653		$831,138	$854,726	$854,726

(1)     Represents target bonus for 2008.

(2)     Includes for the 1.5 year period (a) premiums of $17,789 with respect to medical and dental insurance, and (b) premiums of $2,172 paid by the Company for life insurance.

(3)     Includes for the two-year period (a) premiums of $24,081 with respect to medical and dental insurance, and (b) premiums of $2,897 paid by the Company for life insurance.

(4)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2008 of $34.07.

(5)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the maximum number of achievable performance-based restricted shares is accelerated.

Seth H. Hoogasian

The following table shows the potential payments upon termination or a change in control of the Company for Seth Hoogasian, the Company’s Senior Vice President, General Counsel and Secretary.

					Involuntary
			Involuntary		Without
	Voluntary		Without		Cause or by
	Resignation		Cause or by		Executive
	Without		Executive		for Good		CIC
	Good	Involuntary	for Good		Reason		Without
	Reason	For Cause	Reason		(with CIC)		Termination	Disability	Death
	12/31/08(1)	12/31/08(1)	12/31/08(1)		12/31/08(1)		12/31/08	12/31/08(1)	12/31/08(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0	$0	$701,250		$935,000		$0	$0	$0
Bonus	$0	$0	$0		$598,270		$0	$0	$0
Pro-rata Bonus(2)	$299,135	$0	$299,135		$299,135		$0	$299,135	$299,135

Total Cash Severance	$299,135	$0	$1,000,385		$1,832,405		$0	$299,135	$299,135
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$19,528	(3)	$26,400	(4)	$0	$0	$0
Outplacement	$0	$0	$20,000		$20,000		$0	N/A	N/A

Total Benefits & Perquisites	$0	$0	$39,528		$46,400		$0	$0	$0
280G Tax Gross-Up	N/A	N/A	N/A		$0		$0	N/A	N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0	$0		$0		$0	$0	$0
Value of Accelerated Restricted Stock(5)	$0	$0	$0		$264,622		$0	$264,622	$264,622
Value of Accelerated Performance Shares(6)	$0	$0	$0		$583,960		$583,960	$0	$0

Total Value of Accelerated Equity Grants	$0	$0	$0		$848,581		$583,960	$264,622	$264,622

Total Value: Incremental Benefits	$299,135	$0	$1,039,913		$2,727,387		$583,960	$563,757	$563,757

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 25.

(2)     Represents target bonus for 2008.

(3)     Includes for the 1.5 year period (a) premiums of $17,789 with respect to medical and dental insurance and (b) premiums of $1,739 paid by the Company for life insurance.

(4)     Includes for the two-year period (a) premiums of $24,081 with respect to medical and dental insurance and (b) premiums of $2,319 paid by the Company for life insurance.

(5)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2008 of $34.07.

(6)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the maximum number of achievable performance-based restricted shares is accelerated.

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews director compensation and makes recommendations to the Board of Directors for changes when deemed appropriate. The Board of Directors then acts on any such recommendation by the Compensation Committee.

Cash Compensation

Each non-management director (except Mr. Manzi) receives an annual retainer of $70,000. If a Board committee meets more than six times during a calendar year, then the members thereof receive an additional per committee meeting fee, for meetings attended in excess of six ($1,500 per committee meeting attended in person occurring on a day other than a day on which the Board meets; $1,000 per committee meeting attended in person occurring on the same day as a Board meeting; $750 per committee meeting attended by means of conference telephone).

The chairmen of each of the Audit, Compensation, and Nominating and Corporate Governance Committees, as well as the chairman of the Strategy Review Committee of the Board (the “Strategy Committee”), which committee consists of Dr. Porter (Chairman), Messrs. Dekkers and Manzi, and Ms. Lewent, receive additional compensation for their services in those positions. The chairman of the Audit Committee receives an additional annual retainer of $20,000, the chairman of the Compensation Committee receives an additional annual retainer of $10,000, and the chairmen of each of the Nominating and Corporate Governance and Strategy Committees receive an additional annual retainer of $5,000. In addition, if the Board elects a Presiding Director, that person receives an additional annual retainer of $3,000.

Mr. Manzi serves as Chairman of the Board. As Chairman of the Board, Mr. Manzi receives an annual retainer of $250,000 (in lieu of the annual retainer and fees described above). Mr. Dekkers, as an employee of the Company, receives no additional compensation from the Company for service as a director. Payment of the annual retainers and fees are made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Deferred Compensation Plans for Directors

The Company maintains a deferred compensation plan for its non-management directors (the “Directors Deferred Compensation Plan”). Under the Directors Deferred Compensation Plan, a participant may elect to defer receipt of his or her annual retainer and meeting fees. Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. Additional credits are made to a participant’s account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. The Common Stock and cash credited to a participant’s account are paid to the participant within 60 days after the end of the fiscal year in which the participant ceases to serve as a director unless the participant makes a timely election to defer the distribution in accordance with the requirements of Section 409A of the Internal Revenue Code. The participant does not have any actual ownership of the Common Stock until the Common Stock is distributed to the participant. As of December 31, 2008, a total of 286,262 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 9,042 shares of Common Stock were accumulated.

Prior to the Fisher Merger, Fisher maintained a Deferred Compensation Plan for non-employee directors of Fisher, pursuant to which they could elect to have all or any portion of compensation credited to a deferred compensation account. Amounts credited to the director’s account accrue interest based upon the average quoted rate for 10-year U.S. Treasury Notes. Deferred amounts are paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the board of directors of Fisher or of a later calendar year specified by the director. Prior to the Fisher Merger, during his service on the Fisher board of directors, Mr. Sperling had deferred amounts under this plan. On January 31, 2008, Mr. Sperling received a payment of $65,226 and on January 2, 2009, Mr. Sperling received a final payment of $61,626, after which he had no balance in his account.

Fisher Retirement Plan for Non-Employee Directors

Fisher maintained a Retirement Plan for non-employee directors, pursuant to which a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime and his or her spouse’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement from the Fisher board. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director. In the event of a change in control, any non-employee director who has less than five years of eligible service shall be deemed to have served for five years. The Fisher Merger resulted in a termination of service from the Fisher board for Messrs. Sperling and Koepfgen, which resulted in the commencement of the payout of benefits under the Retirement Plan. The merger also resulted in a change in control under the Retirement Plan that increased the annual benefit of Mr. Koepfgen to 50% of his then director’s fee. Mr. Sperling’s annual benefit is equal to 80% of his then director’s fee. Each of Messrs. Koepfgen and Sperling receives a quarterly payment under this plan of $7,500 and $12,000, respectively. Mr. Koepfgen resigned from the Company’s Board on September 30, 2008.

Stock-Based Compensation

Prior to May 2008 non-management directors received annual grants of stock options. In May 2008 the annual equity component of director compensation was changed to shares of Common Stock with a value of $125,000 based on the closing price of the stock on the date of grant. New directors continue to receive an initial option grant upon election to the Board. In May 2008 each director on the Board at that time received a grant of 2,143 shares of Common Stock.

Matching Charitable Donation Program

In November 2008 the Board approved a matching charitable donation program for independent directors, pursuant to which the Company would match a donation made by a director to a charity selected by the director, up to $10,000 per director per year.

Summary Director Compensation Table

The following table sets forth a summary of the compensation of the Company’s non-employee directors for 2008:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or				Deferred	All Other
	Paid in		Stock	Option	Compensation	Compensation
Name	Cash($)		Awards($)(1)	Awards($)(2)	Earnings	($)(3)	Total ($)
Michael A. Bell	$70,750	(4)	$125,044	$75,638	—	—	$271,432
Stephen P. Kaufman	$84,500		$125,044	$75,638	—	$10,000	$295,182
Bruce L. Koepfgen (former director)(5)	$53,500		$125,044	$123,365 (6)	—	—	$301,909
Judy C. Lewent(7)	$41,346	(8)	—	$39,829	—	—	$81,175
Peter J. Manning	$100,000		$125,044	$66,525	—	$1,000	$292,569
Jim P. Manzi	$250,000		$125,044	$66,525	—	—	$441,569
William G. Parrett(7)	$41,250		—	$39,829	—	—	$81,079
Michael E. Porter	$81,000		$125,044	$66,525	—	—	$272,569
Scott M. Sperling(9)	$72,500	(10)	$125,044	$66,525	—	—	$264,069
Elaine S. Ullian	$83,750	(11)	$125,044	$66,525	—	—	$275,319

(1)     This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for stock awards granted to the directors in 2008 as well as prior fiscal years, if any, in accordance with SFAS 123R. The amounts shown in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors. In May 2008, each director on the Board at that time received a grant of 2,143 fully vested shares, having a grant date fair value of $125,044, all of which is included in this column.

(2)     This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for stock options granted to the directors in 2008 as well as prior fiscal years, if any, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. The amounts shown in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors.

The following table shows, for each of our non-employee directors, information concerning stock option awards granted during their respective service periods in fiscal 2008 and the corresponding grant date fair value of those awards, as well as the aggregate number of stock option awards outstanding as of December 31, 2008:

		Grant Date Fair Value of	Aggregate Stock Option
	Number of Stock Options	Stock Options Granted	Awards Outstanding as
Name	Granted in 2008	in 2008	of 12/31/08
Michael A. Bell	—	—	15,000
Stephen P. Kaufman	—	—	15,000
Bruce L. Koepfgen	—	—	15,600
Judy C. Lewent	15,000	$250,650	15,000
Peter J. Manning	—	—	41,100
Jim P. Manzi	—	—	263,100
William G. Parrett	15,000	$250,650	15,000
Michael E. Porter	—	—	59,600
Scott M. Sperling	—	—	75,600
Elaine S. Ullian	—	—	59,600

(3)     Represents matching company contributions under the Matching Charitable Donation Program for Directors.

(4)     Includes compensation in the amount of $35,375 deferred and issued as 630 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

(5)     Mr. Koepfgen served as a director until his resignation on September 30, 2008. Amounts shown represent compensation earned by Mr. Koepfgen through the end of his service period. Amounts shown do not include amounts paid to Mr. Koepfgen under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Koepfgen’s service as a director of Fisher prior to the Fisher Merger.

(6)     Upon Mr. Koepfgen’s resignation as a director of the Company on September 30, 2008, all unvested options became vested.

(7)     Elected to the Board in 2008.

(8)     Includes compensation in the amount of $41,346 deferred and issued as 740 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

(9)     Does not include amounts paid to Mr. Sperling under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Sperling’s service as a director of Fisher prior to the Fisher Merger.

(10)    Includes compensation in the amount of $72,500 deferred and issued as 1,292 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

(11)    Includes compensation in the amount of $83,750 deferred and issued as 1,555 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

Stock Ownership Policy for Directors

The Compensation Committee has established a stock holding policy for directors of the Company. The stock holding policy requires each director to hold shares of Common Stock equal in value to at least three times the annual cash retainer for directors. Directors in office on February 25, 2005 have until February 25, 2010 to achieve this ownership level; directors who join the Board after February 25, 2005 have a period of five years from the date of initial election to achieve this ownership level. For the purpose of this policy, a director’s election to receive shares of Common Stock in lieu of director retainers and fees will be counted towards this target. All of our directors are either currently in compliance or intend to be in compliance with this policy within the applicable time limit. Executive officers of the Company are required to comply with a separate stock holding policy established by the Compensation Committee, which is described under the sub-heading “Stock Ownership Policy” under the heading “Compensation Discussion and Analysis.”

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 13, 2009, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company’s executive officers named in the summary compensation table set forth under the heading “EXECUTIVE COMPENSATION” (the “named executive officers”), and (c) all directors and current executive officers as a group. As of February 13, 2009, there were no persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount and Nature of Beneficial		Percent of
Name and Address of Beneficial Owner(1)	Ownership		Shares Beneficially Owned

Michael A. Bell	8,357	(2)		*
Marc N. Casper	405,092	(3)		*
Marijn E. Dekkers	814,797	(4)		*
Seth H. Hoogasian	104,387	(5)		*
Stephen P. Kaufman	8,143	(6)		*
Judy C. Lewent	740	(7)		*
Alan J. Malus	189,865	(8)		*
Peter J. Manning	40,500	(9)		*
Jim P. Manzi	271,818	(10)		*
William G. Parrett	2,000			*
Michael E. Porter	61,043	(11)		*
Scott M. Sperling	93,452	(12)		*
Elaine S. Ullian	61,068	(13)		*
Peter M. Wilver	211,689	(14)		*
All directors and current executive officers as a group (19 persons)	3,109,512	(15)		*

* Less than one percent.

(1)     The address of each of the Company’s executive officers and directors is c/o Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company’s officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.

(2)     Includes 160 shares held indirectly by the Michael A. Bell 1992 Trust and 1,054 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors”). These units may not be voted or transferred until they become shares of Common Stock. Also includes 5,000 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009.

(3)     Includes 290,760 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009. Also includes 57,660 shares of restricted Common Stock which may be voted by Mr. Casper, but may not be sold or transferred until future vesting dates.

(4)     Includes 683,456 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009. Also includes 67,935 shares of restricted Common Stock which may be voted by Mr. Dekkers, but may not be sold or transferred until future vesting dates.

(5)     Includes 46,720 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009. Also includes 407 shares held in the Company’s 401(k) Plan, and 24,907 shares of restricted Common Stock which may be voted by Mr. Hoogasian, but may not be sold or transferred until future vesting dates.

(6)     Includes 5,000 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009.

(7)     Represents stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(8)     Includes 98,900 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009. Also includes 39,954 shares of restricted Common Stock which may be voted by Mr. Malus, but may not be sold or transferred until future vesting dates.

(9)     Includes 35,900 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009.

(10)     Includes 257,900 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009.

(11)     Includes 54,400 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009.

(12)     Includes 70,400 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009, and 3,223 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(13)     Includes 54,400 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009, and 4,025 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(14)     Includes 165,100 shares of common stock underlying stock options that are exercisable within 60 days of February 13, 2009, and 36,820 shares of restricted Common Stock which may be voted by Mr. Wilver, but may not be sold or transferred until future vesting dates.

(15)     Includes, in addition to the items described above for the named executive officers and directors, 534 shares held in the Company’s 401(k) Plan by executive officers other than the named executive officers, 623,113 shares of common stock underlying stock options held by executive officers other than the named executive officers that are exercisable within 60 days of February 13, 2009, and 62,895 shares of restricted Common Stock beneficially owned by executive officers other than the named executive officers, which may be voted, but may not be sold or transferred until future vesting dates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company’s securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be directed to, for review by, one of the Audit, Nominating and Corporate Governance or Compensation Committees, as designated by the General Counsel. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•     the related person’s interest in the related person transaction;

•     the approximate dollar value of the amount involved in the related person transaction;

•     the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•     whether the transaction was undertaken in the ordinary course of our business;

•     whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party;

•     the purpose of, and the potential benefits to the Company of, the transaction; and

•     any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy exempts from the definition of related person transactions those transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, as well as the following: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Transactions with Related Persons

Michael Bell was elected to the Board of Directors on July 12, 2007. Mr. Bell is a Managing Director of Monitor Clipper Partners, a private equity investment firm based in Cambridge, Massachusetts. Monitor Clipper Partners currently manages over $1.5 billion of capital.

The Fisher Scientific International Inc. Defined Benefit Master Trust (the “Fisher Defined Benefit Plan” or the “DB Plan”) has invested in two funds managed by Monitor Clipper Partners. The commitment for these investments was made prior to the Fisher Merger. The Fisher Defined Benefit Plan made a capital commitment of $2,500,000 to the first fund (“Fund I”) in 1997 and has contributed $2,454,863 to Fund I. Fund I has returned $2,937,013 to the DB Plan through December 31, 2008, leaving remaining capital of $328,484. The DB Plan’s interests represent less than 0.5% of the partnership interests in Fund I.

The Fisher Defined Benefit Plan made a capital commitment of $2,100,000 to the second fund (“Fund II”) in 2003, and has contributed $2,015,158 to Fund II. Fund II has returned $567,802 to the DB Plan through December 31, 2008, leaving remaining capital of $1,184,837. The DB Plan’s interests represent less than 0.3% of the partnership interests in Fund II. As of December 31, 2008, the DB Plan’s investments in Fund I and Fund II (the “Funds”) represented less than 1% of the DB Plan’s total assets.

Monitor Clipper Partners collects from the Funds an annual management fee of approximately 2% of assets and receives a carried interest of approximately 20% in the performance of the Funds. Through his position as Managing Director of Monitor Clipper Partners and his ownership interest in the firm, Mr. Bell indirectly shares in the compensation paid by the Funds to Monitor Clipper Partners. These arrangements were not subject to the Company’s related person transaction policy described above because they were entered into by Fisher prior to the Fisher Merger.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008, with respect to the Common Stock that may be issued under the Company’s existing equity compensation plans.

			(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights(1)	warrants and rights	reflected in column (a))(2)
Equity Compensation Plans Approved By Security Holders(3)(4)	10,070,915	$42.70	26,428,352
Equity Compensation Plans Not Approved By Security Holders(5)	4,381,488	$43.28	3,706,955
Total	14,452,403	$42.87	30,135,307

(1)     This table excludes options to purchase shares of the Company’s formerly majority-owned subsidiaries which became options to purchase shares of the Company when the outside interests in those subsidiaries were repurchased by the Company during 1999 through 2002, and options to purchase shares of Fisher, which became options to purchase shares of the Company when the Company acquired Fisher in November 2006. All of the plans pursuant to which these options were granted have been frozen and no additional grants will be made. Options to purchase an aggregate of 1,815,836 shares at a weighted average exercise price of $23.81 per share are outstanding under these plans.

(2)     Equity compensation plans approved by security holders includes 8,428,352 securities available for future issuance as awards other than options or stock appreciation rights (e.g., full value shares of restricted stock or restricted stock units) and equity compensation plans not approved by security holders includes 2,090,567 securities available for future issuance as awards other than options or stock appreciation rights.

(3)     Column (a) includes an aggregate of 9,042 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors’ fees and retainers accrued through December 31, 2008. Column (c) includes an additional 286,262 shares that are available under the Directors Deferred Compensation Plan. See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors” for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the Common Stock-based units included in column (a).

(4)     Column (a) does not include shares issuable under the Thermo Fisher Scientific Inc. 2000 Employees’ Stock Purchase Plan, which has a remaining stockholder approved reserve of 52,181 shares or the Thermo Fisher Scientific Inc. 2007 Employees’ Stock Purchase Plan, which has a remaining stockholder approved reserve of 2,000,000 shares (together, the “ESPPs”). Under the ESPPs, each eligible employee may purchase a limited number of shares of the Common Stock of the Company two times each year (on June 30 and December 31) at a purchase price equal to 95% of the fair market value of the Common Stock on the respective stock purchase date. The remaining stockholder approved reserve is included in column (c).

(5)     Equity compensation plans not approved by the Company’s stockholders are (i) the Thermo Fisher Scientific Inc. Employees Equity Incentive Plan, as amended and restated on November 9, 2006, under which 70,082 shares are available for future issuance, and (ii) the Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006 (the “Fisher 2005 Plan”), under which 3,636,873 shares are available for future issuance. In connection with the Fisher Merger, the Company assumed options to purchase stock under the Fisher 2005 Plan. At December 31, 2008, these options covered 1,101,950 shares of Common Stock at a weighted average exercise price of $32.18. Prior to the Fisher Merger, the Fisher 2005 Plan was approved by the Fisher stockholders. The material terms of these plans are described below.

Thermo Fisher Scientific Inc. Employees Equity Incentive Plan

The Thermo Fisher Scientific Inc. Employees Equity Incentive Plan, as amended and restated on November 9, 2006 (the “Employees Equity Plan”), was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Employees Equity Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Employees Equity Plan, 3,488,867 shares were originally reserved for issuance; as of December 31, 2008, 70,082 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than the fair market value of the Company’s shares on the date of the grant.

Fisher Scientific International Inc. 2005 Equity and Incentive Plan

The Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006, was originally adopted to secure for Fisher and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Fisher 2005 Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Fisher 2005 Plan, 7,250,000 shares were originally reserved for issuance (14,500,000 on a post-merger basis); as of December 31, 2008, 3,636,873 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than the fair market value of the Company’s shares on the date of the grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The full text of the Audit Committee’s charter is available on the Company’s website at www.thermofisher.com.

As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2008, with management and the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received from PwC the letter and written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with PwC the auditor’s independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

THE AUDIT COMMITTEE

Peter J. Manning (Chairman)
William G. Parrett
Elaine S. Ullian

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor Fees

The following table presents the aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2008, and December 31, 2007:

	Fiscal 2008		Fiscal 2007

Audit Fees	$12,562,000	(1)	$12,545,000
Audit-Related Fees	$230,000		$546,000
Tax Fees	$4,997,000	(2)	$3,569,000	(3)
All Other Fees	—		—
Total Fees	$17,789,000		$16,660,000

(1)     Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2008.

(2)     Includes $1,348,000 for tax compliance services and $3,649,000 for tax consulting services.

(3)     Includes $1,815,000 for tax compliance services and $1,754,000 for tax consulting services.

Audit Fees

Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting) and review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” above. These services include employee benefit plan audits, accounting consultations relating to acquisitions, divestitures, and financings, financial accounting and reporting matters, and SEC filing related matters.

Tax Fees

Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company’s international legal entity restructuring and international and domestic tax planning.

All Other Fees

Consists of fees billed for all other services provided by PwC other than those reported above, of which there were none in fiscal years 2008 and 2007.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. In addition, the charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $100,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. During fiscal years 2008 and 2007, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above and no services were provided pursuant to the de minimis exception.

-PROPOSAL 2-

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009. During the 2008 fiscal year, PwC served as the Company’s independent auditors. See “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2009 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2009 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2009. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

OTHER ACTION

Management is not aware at this time of any other matters that will be presented for action at the 2009 Annual Meeting of Stockholders, and the deadline under our bylaws for stockholders to notify the Company of any proposals or director nominees has passed. Should any other matters be properly presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2010 Annual Meeting of Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 10, 2009. In addition, the Company’s bylaws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company’s proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive office of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary no earlier than January 24, 2010, and no later than February 8, 2010. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder’s proposal under circumstances consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone, facsimile transmission or telegram. In addition, the Company has engaged D.F. King & Co., Inc. for an approximate fee of $15,000, plus an additional fee based on the number of telephone calls made to stockholders, plus reimbursement of out-of-pocket expenses in order to assist in the solicitation of proxies. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices of internet availability of proxy materials and annual reports. This means that only one copy of our proxy statement, notice of internet availability of proxy materials and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: Investor Relations Department, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451, telephone: 781-622-1111. If you want to receive separate copies of the proxy statement, notice of internet availability of proxy materials or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Waltham, Massachusetts
April 7, 2009

APPENDIX A

FORM OF PROXY

THERMO FISHER SCIENTIFIC INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marijn E. Dekkers, Jim P. Manzi and Peter M. Wilver, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Fisher Scientific Inc. held of record by the undersigned on March 27, 2009, at the Annual Meeting of the Stockholders to be held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York, on Wednesday, May 20, 2009, at 2:00 p.m. (Eastern time), and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, “FOR” the election of each of the nominees for director, “FOR” proposal 2, and as said proxies deem advisable on such other matters as may properly come before the meeting.

VOTE BY INTERNET OR TELEPHONE

(Instructions)

Internet	Telephone
www.proxyvote.com	1-800-690-6903
- Go to the website address listed above.	- Use any touch-tone telephone.
- Have your proxy card ready.	- Have your proxy card ready.
- Follow the instructions that appear on your computer screen.	- Follow the recorded instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You need not mail back your proxy card if you have voted by Internet or telephone.

1-800-690-6903 CALL TOLL-FREE TO VOTE

www.proxyvote.com

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 11:59 P.M. EASTERN TIME ON MAY 19, 2009

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

A-2

Please mark your votes as shown here: [ x ]

The Board of Directors recommends a vote “FOR ALL NOMINEES.”

1.          Election of Directors.

Nominees:	☐	(01) Judy C. Lewent
	☐	(02) Peter J. Manning
	☐	(03) Jim P. Manzi
	☐	(04) Elaine S. Ullian

FOR ALL NOMINEES	[ ]

AGAINST ALL NOMINEES	[ ]

FOR ALL EXCEPT (See instructions below)	[ ]

INSTRUCTIONS:  To vote against an individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to vote against.

The Board of Directors recommends a vote “FOR” Proposal 2.

2.          Ratification of Selection of Independent Auditors.

FOR	[ ]

AGAINST	[ ]

ABSTAIN	[ ]

3.          In their discretion on such other matters as may properly come before the meeting.

The shares represented by this Proxy will be voted “FOR” each of the nominees and “FOR” Proposal 2 set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                        DATE

(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)